UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SEACOR Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, Florida 33316

Notice of 2018 Annual Meeting
And
Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 5, 2018

This proxy statement and the 2017 Annual Report are available at

www.seacorholdingsinvestors.com.

SEACOR Holdings Inc.
2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, Florida 33316

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”)

You are cordially invited to attend the Annual Meeting of SEACOR Holdings Inc. (the “Company”).

When:	Tuesday, June 5, 2018 at 9:00 a.m. Eastern Daylight Time

Where:	Exclusively online via a live audio webcast at www.ckh.onlineshareholdermeeting.com. There is no physical location for the 2018 Annual Meeting.

Who Can Vote:	Holders of SEACOR Holdings Inc. common stock at the close of business on April 6, 2018 (the “Record Date”).

Date of Mailing or Availability Vote:	Beginning on or about April 30, 2018, this Notice of Annual Meeting and the 2018 Proxy Statement are being mailed or made available, as the case may be, to stockholders of record on the Record Date.

Items of Business:

To elect six (6) directors to serve until the 2019 Annual Meeting of Stockholders;

To approve, on a non-binding, advisory basis, named executive officer compensation;

To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

To approve an amendment to the 2009 SEACOR Holdings Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder (the “ESPP Amendment”); and

To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Proxy Voting:

Your vote is very important.  Whether or not you plan to virtually attend the annual meeting and regardless of the number of shares of the Company’s common stock that you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully and we hope you will vote as soon as possible.  You may vote your shares over the Internet at www.ckh.onlineshareholdermeeting.com or via a toll-free telephone number.  If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.  Stockholders of record and beneficial owners will be able to vote their shares electronically at the virtual Annual Meeting.  Submitting a vote before the Annual Meeting will not preclude you from voting your shares electronically at the virtual meeting should you decide to attend.

For specific instructions on how to participate in and vote your shares at the virtual meeting, please refer to the section entitled Questions and Answers—Voting Information beginning on page 1 of the proxy statement.

For the Board of Directors, William C. Long Executive Vice President Chief Legal Officer and Corporate Secretary April 16, 2018

Information about this Proxy Statement and the Annual Meeting

Questions and Answers about Voting Your Shares

Why am I receiving these materials?

The Board of Directors of SEACOR Holdings Inc. (which we refer to in this proxy statement as we, our, us, our Company or the Company) is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2018 annual meeting of stockholders (which we refer to as the Annual Meeting) and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held exclusively virtually, conducted via a live audio webcast on Tuesday, June 5, 2018, at 9:00 a.m. Eastern Daylight Time. On or before April 30, 2018, we expect to begin mailing to our stockholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice), containing instructions on how to access our proxy materials, including this proxy statement and our Annual Report, and how to vote your shares.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to vote on proposals to (i) elect six (6) members of our Board of Directors to serve until our 2019 annual meeting of stockholders; (ii) to approve executive compensation by advisory vote; (iii) to ratify the appointment of Grant Thornton LLP as our independent auditor for fiscal year 2018; and (iv) to approve an amendment to the 2009 SEACOR Holdings Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 6, 2018, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held. Shares of our common stock represented virtually or by a properly submitted proxy will be voted at the Annual Meeting. On the record date, 18,166,526 shares of our common stock were outstanding and entitled to vote.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date or the holders of their properly submitted valid proxies may attend the Annual Meeting via a virtual meeting at www.ckh.onlineshareholdermeeting.com. A list of our stockholders will be available for review at our executive offices in Fort Lauderdale, FL during ordinary business hours for a period of ten (10) days prior to the meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.

If you are a stockholder of record as of the close of business on the Record Date, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.ckh.onlineshareholdermeeting.com. You will need to enter the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a stockholder holding your shares in “street name” as of the close of business on the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

2018 Proxy Statement	1

The online meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

If you wish to submit a question for the Annual Meeting, you may do so in advance at www.proxyvote.com, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

What constitutes a quorum?

The presence at the Annual Meeting virtually or by proxy of the holders of a majority in voting power of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business.

What vote is required to approve each item to be voted on at the Annual Meeting?

Election of Directors. A nominee for director will be elected to the Board with a plurality of votes, which means that the six (6) nominees receiving the most “for” votes will be elected. Votes withheld from any nominee will have no effect on the outcome of the election of directors. Votes may not be cast “against” the election of a nominee. Abstentions and “broker non-votes,” described below, are not counted for purposes of the election of directors and will not affect the outcome of such election. Our stockholders do not have cumulative voting rights for the election of directors.

Votes Required to Adopt Other Proposals. The affirmative vote of the holders of a majority in voting power of the shares of common stock virtually present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to stockholders for consideration.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes (i.e., shares with respect to which a broker indicates that it does not have discretionary authority to vote on a matter) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not affect the outcome of the election of directors. Abstentions will have the same effect as votes against any matter other than the election of directors. Broker non-votes will not affect the outcome of the election of directors or any other proposal to be voted on at the Annual Meeting.

How does the Board recommend that I vote?

Our Board of Directors recommends that you vote:

●	FOR each of the nominees for director named in this proxy statement;

●	FOR approval of named executive officer compensation;

●	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year 2018; and

2	2018 Proxy Statement

●	FOR the approval of an amendment to the 2009 SEACOR Holdings Employee Stock Purchase Plan (the “2009 ESPP”) to increase the number of shares issuable thereunder (the “ESPP Amendment”).

How do I vote?

You may vote virtually at the Annual Meeting online at www.ckh.onlineshareholdermeeting.com by using the 16-digit control number included with these proxy materials, or you may give us your proxy. We recommend that you vote by proxy even if you plan to virtually attend the Annual Meeting. As described below, you can revoke your proxy or change your vote at the Annual Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail as described below. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the Notice or proxy card. Stockholders are requested to vote in one of the following ways:

●	by telephone by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

●	by Internet before the Annual Meeting at www.proxyvote.com (have your proxy card in hand when you access the website);

●	during the Annual Meeting at www.ckh.onlineshareholdermeeting.com; or

●

by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. No postage is necessary if the proxy card is mailed in the United States.

If you hold your shares through a bank, broker or other nominee, such entity/person will give you separate instructions for voting your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting. You may change your vote by (i) sending written notice of revocation to William C. Long, Corporate Secretary, SEACOR Holdings Inc., 2200 Eller Drive, Fort Lauderdale, FL 33316, (ii) submitting a valid proxy with a subsequent date by Internet, telephone or mail, or (iii) attending the virtual Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy that you have previously submitted. Shareholders who hold shares through a broker or other intermediary should consult with that party as to the procedures to be used for revoking a vote.

How will votes be recorded?

Votes will be tabulated by Broadridge, and the results will be certified by one or more Inspectors of Election, who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for or against each nominee and each other matter voted upon, the number of shares abstaining with respect to each nominee or other matter, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K following the Annual Meeting.

2018 Proxy Statement	3

Costs of Solicitation

The costs of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means. Upon request, AST will reimburse brokers, dealers, banks and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock.

The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee of $8,500 plus reimbursement of its reasonable out-of-pocket costs. If you have questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact our proxy solicitation agent as follows:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and Brokerage Firms, please call (212) 269-5550.
Stockholders, please call (866) 796-7182.

4	2018 Proxy Statement

PROPOSAL NO. 1

Election of Directors

Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company), the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and the Company’s Fifth Amended and Restated By-Laws (the “By-Laws”), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company’s business operations, determines the corporate policies and appoints the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and other executive officers of the Company.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated for election at the 2018 Annual Meeting a slate of six nominees, all of whom are currently serving on the Board. The director nominees are Messrs. Fabrikant, Berz, de Demandolx, Lorentzen, Papouras and Schizer.

Pursuant to the By-Laws, the number of directors constituting the Board shall be no fewer than five nor more than twelve, as may be fixed from time to time by resolution of a majority of the entire Board. The size of the Board is presently fixed at six (6) members. The By-Laws provide that directors of the Company are elected annually to serve until their respective successors are duly elected and qualified at the next Annual Meeting of Stockholders or until their earlier resignation or removal. All of the nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in this Proxy Statement or on the applicable proxy.

Biographical Information

Biographical information regarding each of the director nominees is set forth below.

Name	Age	Position	Director Since
Charles Fabrikant	73	Executive Chairman and Chief Executive Officer	December 1989
David R. Berz(1)(2)(3)	69	Lead Independent Director	February 2014
Pierre de Demandolx(1)(2)(3)	77	Director	April 1994
Oivind Lorentzen	67	Vice Chairman	August 2001
Christopher Papouras	51	Director	March 2018
David M. Schizer(1)(2)(3)	49	Director	November 2014

__________________

(1)	Member of the Compensation Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

Charles Fabrikant is Executive Chairman and Chief Executive Officer and has been a director of the Company and several of its subsidiaries since the Company’s inception in 1989. Mr. Fabrikant has served as a director and member of the Audit Committee of Diamond Offshore Drilling, Inc., a contract oil and gas driller, since January 2004. Mr. Fabrikant serves as the Non-Executive Chairman of the Board of the Company’s former offshore marine services division, SEACOR Marine Holdings Inc. (“SEACOR Marine”), an operator of offshore support vessels. Mr. Fabrikant serves as the Non-Executive Chairman of the Board of the Company’s former aviation division, Era Group Inc. (“Era Group”), an international helicopter operator. He served as the President and Chief Executive Officer of Era Group from October 2011 through April 2012 and as a Director of Dorian LPG Ltd., a liquefied petroleum gas shipping company and leading owner and operator of modern Very Large Gas Carriers (“VLGCs”), from July 2013 through December 2015. Mr. Fabrikant is also a Director of Hawker Pacific Airservices, Limited, an aviation sales product support company and President of Fabrikant International Corporation (“FIC”), a privately owned corporation engaged in marine investments. FIC may be deemed an affiliate of the Company. Mr. Fabrikant is a graduate of Columbia University School of Law and Harvard University.

2018 Proxy Statement	5

With over 30 years of experience in the maritime, transportation, logistics, investment and environmental industries and given his position as the founder and former President and current Chief Executive Officer of the Company, Mr. Fabrikant’s broad experience and deep understanding of the Company make him uniquely qualified to serve as a director.

David R. Berz has been a director of the Company since February 2014 and the Lead Independent Director since the spin-off of the Company’s wholly-owned subsidiary, SEACOR Marine Holdings Inc., on June 1, 2017 (the “Spin-Off”). From August 1985 through December 2013, Mr. Berz was a partner of Weil, Gotshal & Manges LLP, where he headed the law firm’s environmental practice. Mr. Berz is a nationally acknowledged authority on U.S. and international environmental law. As a litigator, he served as lead counsel in civil and criminal environmental matters involving federal and state water, air and hazardous waste and substance statutes. He regularly counseled multinational corporations and boards of directors in developing environmental compliance and social responsibility programs and serves as environmental counsel to financial institutions. He co-authored the three-volume treatise Environmental Law in Real Estate and Business Transactions and frequently lectures and writes on a broad range of environmental topics. Mr. Berz received the American Bar Association’s 2011 Award for Excellence in Environmental and Resources Stewardship. Mr. Berz serves on the Board of Trustees of the Legal Aid Society of the District of Columbia and on the Board of Governors of the American Jewish Committee. He is a past president of the Dean’s Council of the George Washington University School of Law.

Mr. Berz’s extensive knowledge of U.S. and international environmental law has been and will continue to be of invaluable assistance to the Company in assessing and complying with local, state, federal and international water and air quality standards. This experience also provides significant value to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Pierre de Demandolx has been a director of the Company since April 1994. He has been a general partner of DPH Conseils, a Paris-based shipping and energy consulting company since October 2003 and a director and a member of the Audit Committee of Capital Product LP, an international transportation company focused on the crude tanker industry, since November 2011 after its merger with Crude Carriers Corp. He was a director of Crude Carriers Corp. from March 2010 until October 2011. From April 1999 until October 2003, Mr. de Demandolx was the Managing Director of Petroleum Development and Diversification, a London-based consulting agency. From 1995 until September 2001, he was a director of Compagnie Nationale de Navigation (“CNN”), a Paris-based public shipping company owned by Worms et Cie until 1998 and owned by Compagnie Maritime Belge until 2001. Mr. de Demandolx was the Chief Executive Officer of CNN from September 1990 to June 1996. From 1996 until October 1997, Mr. de Demandolx was the Chairman of the Board of Héli-Union, a Paris-based helicopter transportation company.

Mr. de Demandolx’s extensive experience in the shipping and energy industries adds great value to the Board as his experience is directly related to the Company’s lines of business. This experience provides significant value to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Oivind Lorentzen is Vice Chairman of the Board and has been a director of the Company since August 2001. Mr. Lorentzen served as Chief Executive Officer of the Company from September 2010 through February 2015. He served as a director of the Company’s former aviation division, Era Group, from February 2013 through October 2014. From 1990 until September 2010, Mr. Lorentzen was President of Northern Navigation America, Inc., a Stamford, Connecticut based investment management and ship-owning agency company concentrating in specialized marine transportation and ship finance. From 1979 to 1990, Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil and he served on its Board of Directors until December 2005. Mr. Lorentzen was Chairman of NFC Shipping Funds, a leading private equity fund in the maritime industry from 2000 to 2008. Mr. Lorentzen is Managing Director of Northern Navigation LLC, an investment management company and a Director of Dorian LPG Ltd., a liquefied petroleum gas shipping company and leading owner and operator of modern VLGCs. He is also a director of Blue Danube, Inc., a privately owned corporation engaged as an inland marine service provider, and Lead Director of Genesee & Wyoming Inc., an owner and operator of short line and regional freight railroads.

6	2018 Proxy Statement

Mr. Lorentzen’s strong background in finance in the maritime industry and his having served as the CEO of an investment management and ship-owning company specializing in ship finance, adds a valuable perspective to the Board. As the Company’s former Chief Executive Officer, Mr. Lorentzen also provides valuable insight to the Board and a deep understanding of the Company’s operations.

Christopher P. Papouras has been a director of the Company since March 2018. He has been President of Nabors Drilling Solutions, a division of Nabors Industries Ltd. that provides oil and gas drilling services, since 2015, and was President of Canrig Drilling Technology, Ltd. from 1998 to February 2016. In the past he also served as President of Epoch Well Services, Inc., a provider of information technology services to the oil and gas industry, Assistant to the Chairman of Nabors Industries, Inc., a land drilling contractor and subsidiary of Nabors Industries Ltd., and as a member of the board of directors of Reelwell AS, an oilfield service company. Mr. Papouras currently serves on the board of directors of Era Group Inc. He also currently serves on the board of directors of Quantico Energy Solutions LLC, a data analytics company with a focus on the oil and gas industry.

Mr. Papouras’s strong background in the oil and gas industry as well as his extensive experience serving as a director on various company boards adds extensive value to the Company’s Board of Directors

David M. Schizer has been a director of the Company since November 2014. He is the Chief Executive Officer of the American Jewish Joint Distribution Committee, an international humanitarian organization based in New York and also is Dean Emeritus and the Harvey R. Miller Professor of Law and Economics at Columbia Law School. He served as Dean of Columbia Law School from July 1, 2004 through June 30, 2014. Mr. Schizer served on the Board of Directors of Sapphire Industries, a blank check acquisition company, from December 2007 through December 2010. Mr. Schizer also serves as Co-Director of the Richard P. Richman Center for Business, Law, and Public Policy; Co-Director of the Charles Evans Gerber Transactional Studies Center; Co-Director of the Center for Israeli Legal Studies; Director of the Columbia Law Review; Director of PMN, the parent company of the Philadelphia Inquirer; President and director of America’s Voices in Israel, a nonprofit that brings celebrities to Israel; and Director of the 92nd Street Y. Mr. Schizer is one of the nation’s leading tax law scholars and also is an expert in energy law and corporate governance issues.

Mr. Schizer’s experience in complex financial and tax transactions, energy law and corporate governance provides valuable insight in analyzing complex financial and tax initiatives brings significant value to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, of which he is a member.

Voting. Directors will be elected by a plurality of the shares of Common Stock represented virtually or by proxy at the Annual Meeting. If you do not wish your shares to be voted for any particular nominee, please identify any nominee for whom you “withhold authority” to vote on the enclosed proxy card.

The Board unanimously recommends a vote FOR each of the nominees named in this proxy statement for election to the Board.

2018 Proxy Statement	7

Non-Director Executive Officers

Executive officers are elected by and serve at the discretion of the Board. Set forth below is biographical information regarding our current executive officers (not including any executive officer who is also a nominee for election as a director).

Bruce Weins (age 50) is Senior Vice President and Chief Financial Officer. Mr. Weins served as our Chief Accounting Officer from March 2015 through May 2017 and as Corporate Controller from July 2005 through February 2015. Mr. Weins served as Controller of Seabulk International, Inc. (“Seabulk”) from January 2005 through July 2005 when it merged with the Company. In addition, Mr. Weins is an officer and/or director of certain SEACOR subsidiaries. Prior to joining Seabulk, Mr. Weins was employed by Deloitte & Touche LLP as an Audit Senior Manager from September 1995 through December 2004.

Eric Fabrikant (age 37) is Chief Operating Officer of SEACOR with oversight of Ocean Transportation & Logistics Services, Inland Transportation & Logistics Services, Witt O’Brien’s and CLEANCOR Energy Solutions. Mr. Fabrikant served as a Vice President of the Company from May 2009 through February 2015. In addition, Mr. Fabrikant is an officer and/or director of certain SEACOR subsidiaries. Prior to joining SEACOR, he spent five years at Nabors Industries where he held various positions.

William C. Long (age 52) is Executive Vice President, Chief Legal Officer and Corporate Secretary. From August 2015 to April 2016, Mr. Long served as Senior Vice President, General Counsel and Secretary at GulfMark Offshore, Inc. Prior to his employment with GulfMark Offshore, Inc., Mr. Long was employed for more than 17 years by Diamond Offshore Drilling, Inc., where he was its General Counsel from June 1998 through June 2014. From October 2006 through June 2014, Mr. Long served as Senior Vice President, General Counsel and Secretary of Diamond Offshore Drilling, Inc. Mr. Long has 20 years of business and legal experience with publicly-traded companies.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock by all persons (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock as of April 6, 2018, other than the Company’s executive officers and directors.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	2,238,916	12.50%
Dimensional Fund Advisors LP(2) Building One 6300 Bee Cave Road Austin, Texas 78746	1,497,467	8.38%
Royce & Associates, LLC(3) 745 Fifth Avenue New York, New York 10151	1,388,349	7.77%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, Maryland 21202	2,496,975	13.90%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,500,257	8.40%
Wellington Management Group LLP(6) c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	1,488,025	8.33%

8	2018 Proxy Statement

__________________

(1)

According to a Schedule 13G amendment filed with the SEC on February 8, 2018, by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 2,196,043 shares of Common Stock and sole dispositive power with respect to 2,238,916 shares of Common Stock as of December 31, 2017. BlackRock serves as a parent holding company and, for purposes of the reporting requirements of the Exchange Act, may be deemed to beneficially own 2,238,916 shares of Common Stock. Various persons have the right to receive, or the power to direct, the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock. No one person’s interest in such shares of Common Stock is more than 5% of the total Common Stock outstanding. BlackRock Fund Advisors, a subsidiary of BlackRock, is identified in the Schedule 13G as beneficially owning 5% or more of the Common Stock.

(2)

According to a Schedule 13G amendment filed with the SEC on February 9, 2018, by Dimensional Fund Advisors LP (“Dimensional”), Dimensional has sole voting power with respect to 1,447,649 shares of Common Stock and sole dispositive power with respect to 1,497,467 shares of Common Stock as of December 31, 2017. Dimensional is an investment adviser and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the shares of Common Stock owned by the Funds, and may be deemed to be the beneficial owner of the shares of Common Stock held by the Funds. However, all of the Common Stock reported in the Schedule 13G amendment is owned by the Funds and Dimensional disclaims beneficial ownership of all such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock held in their respective accounts. No one Fund’s interest in such shares of Common Stock is more than 5% of the total Common Stock outstanding.

(3)

According to a Schedule 13G amendment filed with the SEC on January 23, 2018 by Royce & Associates, LLC (“Royce”), Royce has sole dispositive and sole voting power over 1,388,349 shares of Common Stock as of December 31, 2017. Royce serves as an investment adviser and, for purposes of the reporting requirements of the Exchange Act, may be deemed to beneficially own 1,388,349 shares of Common Stock.

(4)

According to a Schedule 13G amendment filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. (“Price Associates”), Price Associates has sole voting power with respect to 481,766 shares of Common Stock and sole dispositive power over 2,496,975 shares of Common Stock as of December 31, 2017. These shares are owned by various individual and institutional investors, for which Price Associates serves as an investment adviser and, for purposes of the reporting requirements of the Exchange Act, may be deemed to beneficially own 2,496,975 shares of Common Stock; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, the Common Stock. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the Common Stock, is vested in the individual and institutional clients which Price Associates serves as an investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the shares of Common Stock is owned by any one client subject to the investment advice of Price Associates. With respect to the Common Stock owned by any one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (the “T. Rowe Price Funds”), only the custodian for each of such T. Rowe Price Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid. According to the above-mentioned Schedule 13G amendment, which Price Associates jointly filed with T.Rowe Price Mid-Cap Value Fund, Inc. (“T. Rowe Mid Cap”), T. Rowe Mid-Cap has sole voting power with respect to 822,397 shares of Common Stock and has no dispositive power over any shares of Common Stock as of December 31, 2017.

(5)

According to a Schedule 13G amendment filed with the SEC on February 9, 2018 by The Vanguard Group (“Vanguard”), Vanguard has sole voting power with respect to 17,887 shares of Common Stock, shared voting power with respect to 2,711 shares of Common Stock, sole dispositive power with respect to 1,480,515 shares of Common Stock and shared dispositive power with respect to 19,742 shares of Common Stock as of December 31, 2017. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 17,031 shares of the Common Stock as a result of its serving as an investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,567 shares of the Common Stock as a result of its serving as investment manager of Australian investment offerings. Vanguard may be deemed to beneficially own 1,500,257 shares of Common Stock.

(6)

According to a Schedule 13G amendment filed with the SEC on February 8, 2018 by Wellington Management Group LLP (“Wellington”), Wellington has shared voting power with respect to 1,030,477 shares of Common Stock and shared dispositive power with respect to 1,488,025 shares of Common Stock as of December 31, 2017. Wellington serves as an investment adviser and, for purposes of the reporting requirements of the Exchange Act, may be deemed to beneficially own 1,488,025 shares of Common Stock, which are held of record by clients of Wellington. Various persons have the right to receive, or the power to direct, the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock. No one person’s interest in such shares of Common Stock is more than 5% of the total Common Stock outstanding.

2018 Proxy Statement	9

Security Ownership of Management and Directors

The following table sets forth information regarding beneficial ownership of our Common Stock by: (i) each current director and director nominee of the Company; (ii) each named executive officer of the Company (referred to as a “Named Executive Officer” or “NEO” throughout this Proxy Statement) as noted below in the “Compensation Discussion and Analysis”; and (iii) all current directors and executive officers of the Company as a group. Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of April 6, 2018.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Charles Fabrikant(3)	1,454,533	7.84%
Bruce Weins(4)	20,787	*
Eric Fabrikant(5)	130,590	*
William C. Long(6)	13,512	*
David Berz(7)	20,412	*
Pierre de Demandolx(8)	39,065	*
Oivind Lorentzen(9)	245,696	1.34%
Christopher P. Papouras	-	*
David Schizer(10)	16,250	*
Matthew Cenac(11)	38,923	*
John Gellert(12)	163,498	*
All current directors and executive officers as a group (9 persons)(13)	1,940,845	10.27%

__________________

* Less than 10%.

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.
(2)

The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days after April 6, 2018.

(3)

Includes 583,071 shares of Common Stock that Mr. Fabrikant may be deemed to own through his interest in, control of or relationship with (i) Fabrikant International Corporation (“FIC”), of which he is President, the record owner of 348,529 shares of Common Stock; (ii) VSS Holding Corporation, of which he is President and sole stockholder, the record owner of 85,000 shares of Common Stock; (iii) the Sara J. Fabrikant 2012 GST Exempt Trust, of which he is a trustee, the record owner of 12,000 shares of Common Stock; (iv) Sara Fabrikant, his wife, the record owner of 14,826 shares of Common Stock; (v) the Estate of Elaine Fabrikant, over which he is the executor, the record owner of 18,995 shares of Common Stock; (vi) the Charles Fabrikant 2012 GST Exempt Trust, of which his wife is a trustee, the record holder of 60,000 shares of Common Stock; (vii) the Harlan Saroken 2009 Family Trust, of which his wife is a trustee, the record holder of 800 shares of Common Stock; (viii) the Eric Fabrikant 2009 Family Trust, of which his wife is a trustee, the record owner of 800 shares of Common Stock; and (ix) the Charles Fabrikant 2009 Family Trust, of which he is a trustee, the record owner of 42,121 shares of Common Stock; and includes 30,000 shares of restricted stock over which Mr. Fabrikant exercises sole voting power and 393,508 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.

(4)

Includes 4,500 shares of restricted stock over which Mr. Weins exercises sole voting power and 8,432 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.

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(5)

Includes 5,137 shares of Common Stock that Mr. Fabrikant may be deemed to own through his interest in, and control of, EBF Holdings LLC; and includes 18,000 shares of restricted stock over which Mr. Fabrikant exercises sole voting power and 73,128 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.

(6)

Includes 6,000 shares of restricted stock over which Mr. Long exercises sole voting power and 2,511 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.

(7)	Includes 18,112 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.
(8)	Includes 21,600 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.
(9)

Includes 12,500 shares of Common Stock that Mr. Lorentzen may be deemed to own through various trusts held for his children and 197,880 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.

(10)	Includes 14,625 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 6, 2018.
(11)

Effective June 1, 2017, Mr. Cenac left the Company to become the Chief Financial Officer of SEACOR Marine upon consummation of the “Spin-Off”. The beneficial ownership amount of Mr. Cenac is shown as of May 31, 2017. SEACOR Holdings is unable to confirm Mr. Cenac’s beneficial ownership.

(12)

Effective June 1, 2017, Mr. Gellert left the Company to become the Chief Executive Officer of SEACOR Marine upon consummation of the “Spin-Off”. The beneficial ownership amount of Mr. Gellert is shown as of May 31, 2017. SEACOR Holdings is unable to confirm Mr. Gellert’s beneficial ownership.

(13)

The number of shares of our Common Stock owned by all current directors and executive officers includes 729,796 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after April 6, 2018.

The Board of Directors, its Committees and Other Corporate Governance Information

Pursuant to applicable Delaware law, the Certificate of Incorporation and the By-Laws, the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company’s business operations, determines the corporate policies and appoints the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and other executive officers of the Company.

Meetings

During the year ended December 31, 2017, the Board held eight meetings. The Board also took action pursuant to Unanimous Written Consent on eight other occasions. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served during their tenure in 2017. Although the Company does not have a formal policy requiring Board members to attend the annual meeting of stockholders, all of the Board members then serving attended the Company’s 2017 Annual Meeting.

Board Leadership Structure and Lead Independent Director

The Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time. The Board believes that the most effective leadership structure for the Company at the present time is to have Charles Fabrikant, our principal executive officer, serve as both Executive Chairman and Chief Executive Officer. In addition, the independent directors have elected a Lead Independent Director (as described in the Company’s Corporate Governance Guidelines, which are available on the Company’s website). Currently, David Berz, who was appointed as Lead Independent Director upon Andrew Morse’s departure upon consummation of the Spin-Off, serves as the Lead Independent Director. The Lead Independent Director, supported by the chairs of the independent committees of the Board, is responsible for assessing the performance of the Executive Chairman and Chief Executive Officer and protecting against potential management conflicts. The Lead Independent Director and the Executive Chairman are together responsible for setting the Board agenda. Mr. Berz is knowledgeable about the Company’s business, having been a member of the Board since 2014. Mr. Berz also serves as the chair of SEACOR’s Compensation Committee, a role the Board believes complements his role as Lead Independent Director and as a member of each of the Board’s other committees. As Lead Independent Director, Mr. Berz (i) confers with the Executive Chairman and Chief Executive Officer, (ii) convenes and chairs executive sessions of the independent directors, (iii) serves as a liaison between the independent directors and the Chief Executive Officer, as appropriate, including providing the CEO with feedback from executive sessions of the independent directors and (iv) is available in appropriate circumstances to discuss or otherwise communicate about corporate governance matters with the Company’s stockholders.

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In addition to the Lead Independent Director, the chair of each of the Board’s three wholly independent key committees (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee), as well as each individual director, are responsible for helping to ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues that the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information and additional meetings of the Board or of the independent directors.

The schedule of Board meetings is made available to directors in advance along with the agenda for each meeting so that they may review and request changes. Directors also have unrestricted access to management at all times and regularly communicate informally with management on an assortment of topics. The Board has adopted significant governance processes designed to support the Board’s capacity for objective judgment, including executive sessions of the independent directors at Board meetings, independent evaluation of, and communication with, members of senior management, and rigorous self-evaluation of the Board, its committees and its leadership. These and other critical governance processes are reflected in the Corporate Governance Guidelines and the various committee charters that are available on the Company’s website. The Board has also provided mechanisms for stockholders to communicate in writing with the Lead Independent Director, with the non-management and/or independent directors, and with the full Board on matters of significance. These processes are also outlined on the Company’s website.

The Board has in place a succession planning process that includes ongoing consultation with the Executive Chairman and Chief Executive Officer, and the development of candidates to address future developments and emergency situations.

Director Independence

The Board has adopted standards for determination of director independence in compliance with the Corporate Governance Listing Standards of the New York Stock Exchange (the “NYSE”). A copy of the Director Independence - Categorical Standards is available to holders of the Company’s Common Stock free of charge on the Company’s website at www.seacorholdings.com under the link chain “Investors - Corporate Governance – Governance Documents.” A director is deemed independent if the Nominating and Corporate Governance Committee and the Board find that the director is independent under the NYSE’s governance standards and the additional standards approved by the Board, which go beyond those required by the NYSE. The Board evaluates the facts and circumstances of each director candidate to determine independence. For a director to be deemed independent, the Board must conclude that a director does not have any relationship that is likely to impair his or her ability to act independently.

The Board has affirmatively determined that each member of the Board meets the Company’s independence standards with the exception of Mr. Fabrikant, because he is the current Chief Executive Officer of the Company.

Committees of the Board

The Company has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of each such committee is available on the Company’s website at www.seacorholdings.com, under the link chain “Investors - Corporate Governance - Governance Documents” and is also available to stockholders in print without charge upon written request to the Company’s Investor Relations Department, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316, or via e-mail to: InvestorRelations@ckor.com.

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Audit Committee

Committee Function: The Audit Committee assists the Board to fulfill its responsibility to oversee:

●

management’s execution of the Company’s financial reporting process, including the reporting of any material events, transactions, changes in accounting estimates or changes in important accounting principles and any significant issues as to adequacy of internal controls;

●	the selection and performance of the Company’s independent registered public accounting firm (including its qualifications and independence);

●	the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

●	the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements;

●

risk management and controls, which include assisting management in identifying and monitoring risks, developing effective strategies to mitigate risk, and incorporating procedures into its strategic decision-making (and reporting developments related thereto to the Board); and

●	the processes for handling complaints relating to accounting, internal accounting controls and auditing matters.

Charter and Meetings. The Audit Committee held ten meetings during the last fiscal year. The charter of the Audit Committee is available on the Company’s website at www.seacorholdings.com under the link chain “Investors - Corporate Governance - Governance Documents.” The current members of the Audit Committee are Messrs. Berz, de Demandolx and Schizer (Chair). The Board has determined that all members of the Audit Committee are “independent” and “financially literate” under the applicable rules of the NYSE. The Board has further determined that Mr. de Demandolx is an “Audit Committee Financial Expert” within the meaning of the regulations of the SEC and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the rules promulgated under the Exchange Act. For Mr. de Demandolx’s relevant experience, please refer to his biography on page 6. Additionally, each member of the Audit Committee meets the heightened requirement for independence set forth in the Sarbanes-Oxley Act.

The Audit Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee recognizes that Company management, including the internal audit staff, or an outside provider of such services, and the independent registered public accounting firm has more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

2018 Proxy Statement	13

The Audit Committee’s principal responsibilities include: (i) appointing and reviewing the performance of the independent registered public accounting firm; (ii) reviewing and, if appropriate and necessary, pre-approving audit and permissible non-audit services of the independent registered public accounting firm; (iii) reviewing the adequacy of the Company’s internal and disclosure controls and procedures; (iv) reviewing and reassessing the adequacy of the Company’s charter; (v) reviewing with management any significant risk exposures; (vi) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements; (vii) reviewing and discussing with management and the independent registered public accounting firm all critical accounting policies and practices used by the Company and any significant changes thereto; (viii) reviewing and discussing with management, the independent registered public accounting firm and the internal auditor any significant findings during the year, including the status of previous audit recommendations; (ix) assisting the Board in monitoring compliance with legal and regulatory requirements; and (x) establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

Committee Function. The Compensation Committee, among other things:

●

approves, either on its own or in consultation with the Company’s independent directors, the compensation of the Executive Chairman and Chief Executive Officer, other executive officers, and certain officers or managers of a Business Unit or subsidiary who receive an annual base salary of more than $300,000;

●	evaluates the performance of the Executive Chairman and the Chief Executive Officer and reports its findings to the Board;

●	reviews, approves and makes recommendations to the Board with respect to changes in incentive compensation and equity-based plans;

●	approves all grants of stock options and restricted stock awards;

●	reviews and makes recommendations with respect to director compensation;

●	prepares a report to be included in the Company’s annual proxy statement; and

●	conducts an annual performance self-evaluation.

The Chairman of the Compensation Committee sets the agenda for meetings of the Compensation Committee. The meetings are attended by the Chief Executive Officer, if requested by the Compensation Committee. At each meeting, the Compensation Committee has the opportunity to meet in executive session. The Chairman of the Compensation Committee reports the actions of the Compensation Committee regarding compensation of executive officers to the full Board. The Compensation Committee has the sole authority to retain compensation consultants to assist in the evaluation of director or executive officer compensation, has sole authority to determine compensation of such consultants, and is responsible for the oversight of any such consultants. The Compensation Committee determined not to employ a compensation consultant with respect to 2017 compensation decisions. Data required by the Compensation Committee was collected by the Company’s legal and finance departments from outside data services, such as Equilar’s research database, a resource for analyzing executive compensation and executive pay trends, and through publicly available compensation-related information.

Charter and Meetings. The Compensation Committee met five times during the last fiscal year and acted by Unanimous Written Consent on six occasions. The Compensation Committee meets as frequently as circumstances dictate but not less than once a year. The charter of the Compensation Committee is available on the Company’s website at www.seacorholdings.com, under the link chain “Investors - Corporate Governance - Governance Documents.”

The Compensation Committee consists entirely of “Non-Employee Directors,” as defined by Rule 16b-3 under the Exchange Act, all of whom satisfy the requirements of an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Board has determined that each of the directors serving on the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE and the Board has considered this definition when making the determination.

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee until June 1, 2017 were Messrs. Berz (Co-Chair), De Demandolx, Morse and Regan (Co-Chair). Following June 1, 2017, Mr. Messrs. Morse and Regan resigned from the Compensation Committee in connection with the Spin-Off, at which time Mr. Schizer joined the Compensation Committee. The current members of the Compensation Committee are Messrs. Berz, De Demandolx and Schizer (Chair). Each member of the Compensation Committee is an independent director. No individual who was a member of the Compensation Committee during 2017: (i) was an officer or employee of the Company or any of its subsidiaries during 2017; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) served on the board of directors of any other company any of whose executive officers served on the Company’s Compensation Committee or its Board.

Nominating and Corporate Governance Committee

Committee Function: The Nominating and Corporate Governance Committee assists the Board with:

●

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at the Company’s Annual Meeting of Stockholders and to fill Board vacancies;

●

recommending modifications, as appropriate, to the Company’s policies and procedures for identifying and reviewing Board candidates, including those related to Board candidates submitted for consideration by stockholders;

●

reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;

●	periodically reviewing the size of the Board and recommending any appropriate changes;

●	overseeing the evaluation of the Board and management;

●	recommending changes in director compensation;

●	successor planning; and

●	various governance responsibilities.

Charter and Meetings. The Nominating and Corporate Governance Committee held two meetings during the last fiscal year. The Nominating and Corporate Governance Committee meets as frequently as circumstances dictate but not less than once a year. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.seacorholdings.com, under the link chain “Investors - Corporate Governance - Governance Documents.”

Each Nominating and Corporate Governance committee member has been determined by the Board to be “independent” within the meaning of the NYSE listing standards. The current members of the Nominating and Corporate Governance Committee are Messrs. Berz, de Demandolx and Schizer (Chair).

Selection of Board Nominees. To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management to attract candidates with those qualifications.

2018 Proxy Statement	15

To identify new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from its members, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board, considers each candidate’s personal qualifications (particularly in light of the Company’s various lines of business) and how such personal qualifications effectively address the then perceived current needs of the Board.

The Nominating and Corporate Governance Committee has the authority to retain a search firm to assist it in these efforts. After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval.

The Nominating and Corporate Governance Committee evaluated the director nominees and recommended that the Board nominate each director nominee named above for re-election.

Stockholder Recommendations. The Nominating and Corporate Governance Committee considers director candidates suggested by the Company’s stockholders provided that the recommendations are made in accordance with the procedures required under the Company’s By-Laws for nomination of directors by stockholders and described in this Proxy Statement under the heading “Stockholder Nomination of Directors.” Stockholder nominations that comply with these procedures and meet the criteria outlined above will receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive. The Company will report any material change to these procedures in an appropriate filing with the Securities and Exchange Commission (the “SEC”) and will make any such changes available promptly on the Investor Relations section of the Company’s website at www.seacorholdings.com.

Board Candidate Evaluation

The process by which Board candidates are identified and assessed begins with the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is asked to identify, screen and review individuals qualified to serve as directors and ultimately recommend to the Board candidates for election at the Company’s Annual Meeting of Stockholders. After completing its evaluation, the Nominating and Corporate Governance Committee presents its recommendation to the Board for consideration and approval. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board (including current directors being considered for re-election), and the Board in its consideration of such candidates, consider each candidate’s personal qualifications (particularly in light of the Company’s various lines of business) and how such personal qualifications effectively address the then perceived current needs of the Board. Appropriate personal qualifications and criteria for Board membership include the following:

●	experience investing in and/or guiding complex businesses as an executive leader or as an investment professional within an industry or area of importance to the Company;

●	proven judgment, competence and/or substantial accomplishments within an industry or area of importance to the Company;

●	prior or current association with institutions noted for their excellence;

●	complementary professional skills and experience addressing the complex issues facing a multifaceted international organization;

●	an understanding of the Company’s businesses and the environment in which the Company operates; and

16	2018 Proxy Statement

●	diversity as to business experiences, educational and professional backgrounds and ethnicity.

Risk Oversight

The Company’s business, results of operations, financial condition and cash flows can be adversely affected by risk. The management of risk is central to the success of the Company and requires the involvement of the Board, officers and employees, all of whom are entrusted to develop a balanced and prudent approach to risk.

The Company has developed and implemented operational controls designed to identify and mitigate risk associated with its financial decisions, operations, legal compliance, business development, changing business conditions, cyber-security and information technology systems and initiation of new business lines. The Chief Executive Officer, with the assistance of the Chief Financial Officer, Chief Operating Officer, Chief Legal Officer, Senior Vice Presidents, Business Unit Leaders, other key executives and external legal counsel, is responsible for, among other risk management measures:

●	obtaining appropriate insurance coverage;

●	implementing measures designed to ensure the highest standard of safety for personnel, the environment, information technology systems and property in performing the Company’s operations; and

●	evaluating and identifying risk related to the Company’s capital structure in light of a rigorous assessment of its business activities.

The Board routinely reviews and evaluates its risk profile to ensure that the measures implemented by the Company are adequate to execute and implement the Company’s strategic objectives. Issues related to risk are regularly discussed by the Chief Executive Officer and the other members of the Board both through informal communications, such as e-mail, telephone conference and in-person meetings and during formal Board meetings. The Board receives periodic reports from the Chief Operating Officer and Business Unit Leaders that include a review of risk management issues unique to each Business Unit. The Chief Operating Officer and/or the Business Unit Leaders also make formal presentations to the Board at least once per year. In addition, the Board meets with a broad group of the Company’s managers at least once a year to permit directors to discuss company matters in a more informal environment than the typical meeting. Several Board members are intimately familiar with the risks associated with the types of assets managed and owned by the Company and routinely engage in dialogue with the Chief Executive Officer and appropriate Business Unit Leaders regarding such risks.

The Audit Committee, together with management, works to respond to recommendations from internal and external auditors and supervisory authorities regarding the Company’s compliance with internal controls and procedures, and other factors that could interfere with the successful implementation of the Company’s strategic plan. The Audit Committee also reviews the adequacy of the Company’s risk management policies and procedures and meets privately with company employees and internal legal counsel to consider recommendations regarding policies related to risk management. In addition, the Chief Operating Officer and Business Unit Leaders work closely with internal legal counsel to facilitate compliance with foreign and domestic laws and regulations. The internal legal counsel also reports to the Board on company programs and initiatives that educate employees on these laws, regulations and any updates thereto, and facilitates the Company’s compliance therewith.

The Board believes that management’s procedures, combined with Board and Audit Committee oversight, enable the Company to properly and comprehensively assess risk from both an enterprise-wide and divisional perspective, thereby managing and observing the most substantive risks at each level within the Company.

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Corporate Governance Guidelines and Codes of Ethics

SEACOR has adopted a set of Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Supplemental Code of Ethics. A copy of each of these documents is available on the Company’s website at www.seacorholdings.com, under the link chain “Investors - Corporate Governance - Governance Documents” and is also available to stockholders in print without charge upon written request to the Company’s Investor Relations Department, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316, or via e-mail to: InvestorRelations@ckor.com.

SEACOR’s Corporate Governance Guidelines address areas such as director responsibilities and qualifications, director compensation, management succession, board committees and annual self-evaluation. SEACOR’s Code of Business Conduct and Ethics is applicable to its directors, officers and employees and its Supplemental Code of Ethics is applicable to SEACOR’s Executive Chairman, Chief Executive Officer and senior financial officers. SEACOR will disclose future amendments to, or waivers from, certain provisions of its Supplemental Code of Ethics on its website within two business days following the date of such amendment or waiver.

Executive Sessions and the Lead Independent Director

The Company’s independent directors meet at regularly scheduled executive sessions without any members of management present to discuss issues relating to management’s performance and any other issue that may involve a potential conflict of interest with management. Executive sessions are presided over by Mr. Berz as the Lead Independent Director, who is responsible for:

●	chairing executive sessions of Board meetings, which include meetings to evaluate and review the performance of the Chief Executive Officer;

●	acting as chairman for any Board meetings when the Executive Chairman is not present;

●

conferring with the Chief Executive Officer and serving as a liaison between the independent directors (who also have direct and complete access to the Chief Executive Officer) and the Chief Executive Officer as appropriate, including providing them with consolidated feedback from executive sessions of the independent directors;

●	acting on behalf of the Company to communicate corporate governance matters to the Company’s stockholders; and

●	together with the Chairman of the Nominating and Corporate Governance Committee, presiding over the Board’s self-evaluation.

Communications with the Board or Independent Directors

Stockholders or interested parties who wish to communicate with the Board, its Executive Chairman or Lead Independent Director and/or non-management and independent directors may do so in writing, indicating by title or name to whom correspondence should be directed. Correspondence should be sent to: SEACOR Holdings Inc., Attn: Corporate Secretary, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316 or by e-mail to corporatesecretary@ckor.com. The non-management and independent directors have established procedures for handling communications from stockholders of the Company and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees will be forwarded to the non-management and independent directors. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any non-employee director who wishes to review them.

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The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters. These procedures are published on the Company’s website, at www.seacorholdings.com, under the link chain “Investors - Corporate Governance - Governance Documents.” Such complaints, reports or concerns may be communicated to internal legal counsel or the Chairman of the Audit Committee through a toll-free hotline at 1-866-384-4277 or through an internet-based reporting tool provided by EthicsPoint (www.ethicspoint.com), each available on an anonymous and confidential basis. Complaints received are logged by internal legal counsel, communicated to the Chairman of the Audit Committee and investigated, under the supervision of the Audit Committee, by internal legal counsel. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), these procedures prohibit the Company from retaliating against any person who, in good faith, submits an accounting or auditing complaint, report or concern or provides assistance in the investigation or resolution of such matters.

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Compensation of Directors

Directors who are also officers of the Company receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. During 2017, non-employee directors were paid an annual retainer of $52,000 and $2,000 for every regular and special Board and Committee meeting they attend via telephone and $4,000 for every regular and special Board and Committee meeting they attend in person.

The Share Incentive Plan is administered by the Board or by a committee designated by the Board, under which each non-employee director is granted options and shares of Common Stock. It is the policy of the Board to award annual equity grants to each non-employee director consisting of 3,000 options to purchase shares of Common Stock and 500 shares of Common Stock at its regularly pre-scheduled annual meetings. The 500 shares of Common Stock granted are delivered in four equal installments beginning with the date of such annual meeting and on the dates that are three (3), six (6) and nine (9) months thereafter (each such installment of shares, until the delivery date thereof, “Unvested Stock Award”). These grants are made on dates previously established by the Board and the Company does not time the release of non-public information for the purpose of affecting the value of equity awards.

The exercise price of the options granted is the fair market value per share of Common Stock on the date the options were granted. Options are exercisable at any time following the earlier of the first anniversary of, or the next Annual Meeting after, the date of grant, for a period of up to ten years from the date of grant. Subject to the accelerated vesting of options upon a non-employee director’s death or disability or a change in control of the Company, if a non-employee director’s service as a director of the Company is terminated, his or her options that are not then exercisable will terminate. A non-employee director’s options that are vested but not exercised may, subject to certain exceptions, be exercised within one year after the date of termination of service as a director in cases of termination by reason of voluntary retirement, failure of the Company to nominate such director for re-election or failure of such director to be re-elected by stockholders after nomination by the Company, or termination of service as a director by reason of death or disability. If a non-employee director’s service as a director of the Company terminates for any reason, any and all unvested stock awards will terminate.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table shows the compensation of the Company’s non-employee directors for the year ended December 31, 2017.

Name	Fees earned or paid in cash(4) ($)	Stock Awards(5) ($)	Option Awards(6) ($)	Total ($)
David R. Berz(1)(2)(3)(7)	94,000	19,659	33,600	147,259
Pierre de Demandolx(1)(2)(3)(8)	94,000	19,659	33,600	147,259
Oivind Lorentzen(9)	74,000	19,659	33,600	127,259
David M. Schizer(1)(2)(3)(10)	102,000	19,659	33,600	155,259
Andrew R. Morse (1)(2)(3)(11)	55,667	8,956	—	64,623
R. Christopher Regan(1)(3)(12)	53,667	8,956	—	62,623

__________________

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Audit Committee.

(4)	Non-employee directors were paid at an annual rate of $52,000 and received $4,000 for every Board and Committee meeting attended in person and $2,000 for each meeting attended by telephone.

(5)

On September 7, 2017, each of the non-employee directors then serving on the Board was granted 500 shares of Common Stock (consistent with the previous year). The dollar amount of stock awards set forth in this column is equal to the grant date fair value of such stock awards calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 without regard to forfeitures for stock-based compensation. Discussion of the policies and assumptions used in the calculation of grant date value are set forth in Notes 1 and 14 of the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K. The shares of Common Stock are delivered in four equal installments beginning with the date of grant and on the dates that are three (3), six (6) and nine (9) months thereafter.

20	2018 Proxy Statement

(6)

On September 7, 2017, each of the non-employee directors then serving on the Board was granted 3,000 options to purchase shares of Common Stock (consistent with the previous year). The dollar amount of option awards set forth in this column is equal to the grant date fair value of such option awards calculated in accordance with FASB ASC Topic 718 without regard to forfeitures. Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Notes 1 and 14 of the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K. These options are exercisable at any time following the earlier of the first anniversary of, or the next annual meeting after, the date of grant, provided that such non-employee director continues to serve as a director of the Company on that date, subject to earlier acceleration upon death, disability, voluntary retirement or change in control.

(7)	As of December 31, 2017, Mr. Berz had 18,112 outstanding options to purchase Common Stock, of which 15,112 were exercisable.

(8)	As of December 31, 2017, Mr. de Demandolx had 21,600 outstanding options to purchase Common Stock, of which 18,600 were exercisable.

(9)	As of December 31, 2017, Mr. Lorentzen had 207,180 outstanding options to purchase Common Stock, of which 194,880 were exercisable.

(10)	As of December 31, 2017, Mr. Schizer had 14,625 outstanding options to purchase Common Stock, of which 11,625 were exercisable.

(11)

As of December 31, 2017, Mr. Morse had 42,568 outstanding options to purchase Common Stock, of which 42,568 were exercisable. Mr. Morse resigned from the Board on May 10, 2017. In connection with the Spin-Off, all of Mr. Morse’s outstanding stock options vested as of May 11, 2017, and will remain exercisable for the remainder of the applicable term of the stock option.

(12)

As of December 31, 2017, Mr. Regan had 36,576 outstanding options to purchase Common Stock, of which 36,576 were exercisable. Mr. Regan resigned from the Board on May 10, 2017. In connection with the Spin-Off, all of Mr. Regan’s outstanding stock options vested as of May 11, 2017, and will remain exercisable for the remainder of the applicable term of the stock option.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis and the tables that follow provide information regarding the fiscal 2017 compensation program for our 2017 Named Executive Officers (referred to as the “Named Executive Officers” or “NEOs” throughout this Proxy) who are listed below:

●	Charles Fabrikant, Executive Chairman and Chief Executive Officer (Principal Executive Officer);

●	Bruce Weins, Senior Vice President and Chief Financial Officer (Principal Financial Officer);

●	Eric Fabrikant, Chief Operating Officer;

●	William C. Long, Executive Vice President, Chief Legal Officer and Corporate Secretary;

●	Matt Cenac, former Executive Vice President and Chief Financial Officer*; and

●	John Gellert, former Co-Chief Operating Officer*.

Mr. Cenac and Mr. Gellert stepped down from their roles with the Company on June 1, 2017 in connection with the Spin-Off (as described below).

Spin-Off of Seacor Marine

On June 1, 2017, the Company completed the previously announced spin-off (the “Spin-Off”) of its wholly-owned subsidiary, SEACOR Marine Holdings Inc. (“SEACOR Marine”), by means of a pro rata dividend to the Company’s stockholders of all of the issued and outstanding common stock of SEACOR Marine. Prior to the Spin-Off, SEACOR Marine operated the Company’s offshore marine services business segment. In connection with the Spin-Off, Messrs. Morse and Regan stepped down from the Company’s Board and joined the board of SEACOR Marine. In addition, Mr. Cenac, then the Company’s Chief Financial Officer, stepped down from his role at the Company to become Chief Financial Officer of SEACOR Marine, and Mr. Gellert stepped down from his role at the Company to become Chief Executive Officer of SEACOR Marine.

In connection with the Spin-Off, each holder of a restricted share of the Company’s common stock as of the record date of the Spin-Off received 1.077 shares of SEACOR Marine common stock, but the vesting provisions applicable to the holder’s restricted shares were generally unchanged. Stock options to purchase shares of the Company’s common stock were adjusted in order to retain the intrinsic value of such stock options following the Spin-Off, as described in greater detail later in this Proxy Statement. Such adjustments resulted in a change to both the number of stock options outstanding as well as to the exercise price applicable to such stock options. The vesting provisions applicable to outstanding stock options were generally unchanged. We have noted in this Proxy Statement any treatment that differs from the foregoing treatment of outstanding equity awards.

Consideration of Say-On-Pay Vote Results

At the Company’s 2017 Annual Meeting of Stockholders, a non-binding, advisory vote was taken with respect to the compensation of the Company’s Named Executive Officers. Stockholders expressed substantial support for the compensation of the Company’s Named Executive Officers, with over 97% of the votes cast in favor of the “say-on-pay” advisory resolution approving the Company’s Named Executive Officer compensation. Additionally, at such meeting, the stockholders voted to conduct say-on-pay advisory votes on an annual basis and the Board has adopted this practice. The Compensation Committee considered the results of the 2017 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. Ultimately, the Compensation Committee did not make any changes to its 2017 compensation program solely as a result of the 2017 say-on-pay advisory resolution.

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Current Executive Compensation “Best Practices”

For 2017, we employed the following executive compensation best practices:

●	Annual Review of Base Salaries.

●

Deferred 40% of Annual Bonuses. We continued our practice of deferring payment of 40% of our NEOs’ annual bonuses to subsequent years, with 20% of bonuses earned in respect of 2017 to be paid in the first quarter of 2019 and the remaining 20% to be paid in the first quarter of 2020.

●

Five-Year Vesting of Restricted Stock and Four-Year Vesting of Stock Options. Historically, each executive’s long-term incentive grant is delivered as stock options (priced at four designated quarterly dates throughout the year of grant) and as restricted stock, which has a four-year and five-year vesting period, respectively.

●	Clawback Policy. The Company has a clawback policy applicable to our NEOs’ executive compensation.

●

No Repricing or Replacing Outstanding Stock Options. We have never repriced or replaced any of our outstanding stock options, except for equitable adjustments made in connection with the Spin-Off, as required by the terms of our equity compensation plans.

●

No Tax Gross-ups. We have never provided any tax gross-up payments to NEOs and have no contract or agreement with any NEO that provides for a tax gross-up payment, including those related to change-of-control payments subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

●	No Excessive Severance Payments. We do not provide excessive severance payments in the event of an NEO’s termination of employment.

●	No Supplemental Executive Retirement Plans (“SERP”). We do not provide a SERP to our NEOs.

●

Double-Trigger Vesting. Awards under our SEACOR Holdings Inc. 2014 Share Incentive Plan (the “Share Incentive Plan”) contain a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change of control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the Share Incentive Plan and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change of control.

●	No Hedging or Pledging By Our NEOs. The Company has adopted prohibitions against hedging and pledging of Company stock.

●	No Guaranteed Bonuses. We believe that bonuses should reflect actual Company and individual performance. Therefore, we do not guarantee minimum bonus payments to our NEOs.

●	No Employment Contracts with NEOs. We do not maintain any employment contracts with our NEOs.

●	No Severance Agreements with NEOs. We do not maintain any pre-committed severance agreements with our NEOs.

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●	No Change-of-Control Agreements with NEOs. We do not maintain any individual change-of-control agreements with our NEOs.

Executive Compensation Philosophy and Objectives

●

The Company seeks to align the interests of its executive officers and key managers with those of its stockholders by granting stock options and awarding restricted stock under an extended vesting schedule of four years and five years, respectively.

●

Using five-year vesting and four-year vesting for restricted stock and stock option awards, respectively, reflects the Company’s expectation that senior executives with influence over the Company’s strategic decisions regard themselves as long-term owners with values consistent with long-term stockholders, which is evident by the significant amount of equity voluntarily held by senior executives long after equity awards have vested.

●

In addition, the Company’s payout of bonuses over three years, with 60% distributed in the first year and 20% distributed in each of the following two years, further demonstrates the Company’s philosophy of rewarding longer-term financial and operating performance.

Setting Executive Compensation

Compensation Philosophy

The Compensation Committee’s compensation philosophy is that subjective consideration of the different elements described herein is necessary to provide the flexibility to make appropriate compensation decisions without solely relying on the use of formulas or benchmarking. Consequently, the Compensation Committee believes it is in the Company’s and the Stockholders’ best interest to conduct its own research regarding executive compensation, which includes a review of executive compensation at companies with similar business lines to that of the Company and a review of compensation at other entities that compete with the Company to employ executives with skills and specialties similar to those possessed by the Company’s executives.

Oversight of Compensation Programs

The Compensation Committee is responsible for overseeing our senior executive compensation programs. See page 14 of this Proxy Statement for more information on the role and responsibilities of the Compensation Committee in its review of executive compensation and related corporate governance.

Use of Compensation Consultants

The Compensation Committee decided not to employ a compensation consultant in determining or recommending the amount or form of officer or director compensation for 2017. Data required by the Compensation Committee was collected by the Company’s legal and finance departments and outside data services, such as Equilar and reviewed and discussed from time to time at Compensation Committee meetings.

Role of Executive Officers in Compensation Decisions

In evaluating executive compensation, the Executive Chairman and Chief Executive Officer focuses on senior employees and their progress in meeting individual goals in relation to how well their peers, their respective business units and the entire Company have performed. In a series of informal group discussions and formal Compensation Committee meetings typically held in the latter part of each year through March of the following year, the Compensation Committee and the Executive Chairman and Chief Executive Officer meet to review the following factors in setting compensation for senior executives:

●	the Company’s corporate transactions, financial results and projections;

24	2018 Proxy Statement

●	the individual performance of the Company’s executive officers and the overall performance of each business unit;

●	the Executive Chairman and Chief Executive Officer’s recommendations; and

●	prevailing conditions in the job market.

The Executive Chairman and Chief Executive Officer does not participate in any decisions with respect to his own compensation.

Role of the Compensation Committee

In making compensation decisions each year, the Compensation Committee considers the following factors:

●	market comparisons for cash and equity compensation;

●	the potential for future roles within the Company;

●	the risk in not retaining an individual;

●	total compensation levels before and after the recommended compensation amounts;

●

compensation summaries for each senior executive that total the dollar value of all compensation-related programs, including salary, annual incentive compensation, long-term compensation, deferred compensation and other benefits; and

●	the fact that the Company has not entered into employment contracts and does not provide supplemental retirement benefits or pre-committed severance arrangements.

The Compensation Committee also meets in executive session to consider the factors above for senior executives and to utilize these factors in evaluating the Executive Chairman and Chief Executive Officer’s proposed compensation and performance. Additional meetings of the Compensation Committee are held as appropriate to review and approve stock option grants and restricted stock awards to newly hired employees or to current employees in connection with promotions within the Company.

Market Information

The Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. There is no one listed company that has a diverse group of businesses and geographic reach, and network of joint ventures that would be comparable to the Company. The companies with obviously similar lines of operating business considered in connection with the Compensation Committee’s compensation analysis include: Kirby Corporation, Overseas Shipholding Group, Inc., Matson Inc. and Great Lakes Dredge & Dock Corporation. The Compensation Committee also considers compensation practices at various investment banking institutions and private equity funds, as it believes the skill sets of its executives overlap with those required by those institutions. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers. It does, however, assess the general competitiveness of proposed compensation levels.

2018 Proxy Statement	25

Setting Compensation in Relation to Performance

The Company evaluated and set 2017 executive compensation in the context of the current economic conditions, the Company’s performance and the performance of its key personnel. Compensation decisions are determined with a view toward ensuring that management avoids high-risk strategies and does not focus principally on short-term results. Although the Company has historically utilized performance targets in setting certain bonus and equity awards in accordance with Section 162(m) of the Internal Revenue Code, the Compensation Committee believes reasoned judgment, rather than automatic formulas, is an appropriate basis by which to set compensation. The Compensation Committee believes using formulas alone may foster an environment that encourages short-sighted decisions intended to meet formulaic goals rather than work toward long-term benefits or adapt to a changing environment that might be best met by altering strategy during the year or re-prioritizing goals. Consequently, the Compensation Committee constructs its compensation incentives to reward consistent and durable performance in a way that maintains flexibility.

In measuring returns and performance of management, the Compensation Committee subjectively weighs, among other factors:

●	stockholder returns on equity on both a before and after-tax basis;

●	operating cash flow for the Company and its business units;

●	returns on operating assets;

●	cash generated relative to cost of replacement;

●	quality of the asset base;

●	results of trading assets;

●	tax strategies and cash retention;

●	financing activity;

●	degree of risk inherent in the balance sheet;

●	success of corporate strategies, mergers and acquisitions and divestitures; and

●	effective use of finance strategies.

However, the Compensation Committee does not pre-establish performance targets (other than as may be applicable under the Management Incentive Plan, as described below) for any of the above-mentioned factors or assign a weighting to any of the various factors given the constantly changing nature of a business that is volatile, and the need to adjust priorities and address opportunities as developed during the year. Such opportunities can include raising capital, selling assets, acquiring businesses, and similar variables.

For 2017, the Compensation Committee reviewed the Company’s performance and that of its business segments and compared these results based on the foregoing parameters to those achieved by other companies in similar lines of business to the extent that comparison was possible. The Compensation Committee considered competitive compensation levels and pay practices within industries that hire personnel with the types of leadership, operating, financial and legal skills required to oversee and grow the Company’s business, such as shipping, banking, finance, law, investment management, private equity and logistics. It receives data on pay practices of companies in the shipping business, energy services, finance and leasing, investment management and industrial manufacturing sectors. Due to differences in reporting and accounting practices, levels of balance sheet leverage and quality of asset base, the Compensation Committee does not believe industry performance “benchmarks” are useful or appropriate. Due to differences in corporate strategies and responsibilities of executive officers and key managers, the Compensation Committee and management also believe it is not useful or appropriate to “benchmark” compensation of its officers to those at any single group of other companies.

26	2018 Proxy Statement

Elements of Compensation

Overview

Alignment with our executive compensation philosophy is achieved through the executive compensation components for our senior executives, including our Named Executive Officers, outlined below.

Compensation Element	Compensation Objectives and Principles	Relation to Performance	2017 Actions/Results
Base Salary - Fixed annual cash; paid on a semi-monthly basis.

●Compensate NEOs for services rendered during the year in the form of fixed cash compensation.

●Base salary levels are set to reflect the NEO’s role and responsibilities, value to the Company, experience and performance, internal equity and market competitiveness.

		Any increases in base salary reflect market positioning, economic conditions and the Compensation Committee’s assessment of Company and individual performance over the prior year.	The NEOs’ base salaries were unchanged from 2016 base salaries, with the exception of Bruce Weins, who was appointed Chief Financial Officer by the Board of Directors upon the Spin-Off.
Annual Bonus - Cash, paid 60% in the year following the year earned and 20% in each of the next two subsequent years.	●Reward senior executives, including NEOs, for performance over a one-year period. ●Payment is not guaranteed and levels vary according to Company and individual performance.	Annual bonuses reflect Company and individual performance.	Bonus awards were adjusted from 2016 levels in response to Company and individual performance.

Long-Term Incentives (LTI) -

●Stock Options - A portion of each executive’s LTI grant is delivered as Stock Options with a four-year vesting period and priced at four designated quarterly dates throughout the year of grant.

●Restricted Stock - Historically, a portion of each executive’s LTI grant is delivered as Restricted Stock with a five-year vesting period.

●Align NEOs’ interests with those of the Company’s stockholders and drive long-term value creation.

● Pay for performance.

● Reward NEOs for long- term growth.

● Attract, retain and reward NEOs for Company and individual performance.

		Prior-year Company and individual performance are two of several factors the Compensation Committee considers when determining the size of the LTI grants for a given year.	Stock options and restricted stock awards granted during 2017 were generally made consistent with past practice.
Health and Welfare Benefits Eligibility to participate in our broad-based health and welfare plans, e.g., health insurance.	● Identical to benefits provided to all Company employees. ● Attract, retain and motivate.	Not directly related to performance. Reflects competitive pay practice.	No significant actions regarding health and welfare benefits in 2017.
Retirement Plans - Eligibility to participate in our broad-based 401(k) plan for all employees.	● Identical to benefits provided to all Company employees. ● Attract, retain and motivate.	Not directly related to performance. Reflects competitive pay practice.	No significant actions regarding retirement plans in 2017.

2018 Proxy Statement	27

Compensation of the Named Executive Officers

As described in this Compensation Discussion and Analysis, the Compensation Committee did not use a formula to determine the Named Executive Officers’ salary, bonus and equity awards for 2017. The Compensation Committee made a subjective determination based upon the factors described below with respect to each Named Executive Officer. Each of the factors was considered independently and together as a group, such that the final compensation of the Named Executive Officers was not dependent on any one factor or any specific combination of factors. The Compensation Committee believes that the subjective consideration of these different elements provides the flexibility necessary to make appropriate compensation decisions.

Below is a summary of the individual responsibilities and achievements applicable to each of our NEOs that the Compensation Committee considered when making its determinations with respect to 2017 compensation.

Charles Fabrikant

In determining the fiscal 2017 compensation for Mr. Fabrikant, the Compensation Committee considered the financial and non-financial factors described earlier in this Compensation Discussion and Analysis, as well as the following additional skills:

●	leadership experience, professional experience, ability to teach and train, communication skills and unique combination of business and legal background;

●	development and growth of diverse business units, the divestiture of which has unlocked significant stockholder value;

●	deal-making and transactional skills, particularly his experience with international business transactions;

●	familiarity with sophisticated capital markets and broad asset classes; and

●	experience in developing interrelated businesses, particularly in the shipping, inland river, offshore and energy industries.

For 2017, the Compensation Committee considered Mr. Fabrikant’s role in creating long-term stockholder value by, in particular, successfully completing certain corporate transactions, including the acquisition of certain assets and businesses of International Shipholding Corporation pursuant to a plan of reorganization (the “ISH Reorganization”) and the Spin-Off.

Bruce Weins

In determining Mr. Weins’ compensation for 2017, the Compensation Committee considered the overall performance of the Company and the financial and non-financial factors described earlier in this Compensation Discussion and Analysis. Mr. Weins’ base compensation reflects his skill and experience, including his experience in public reporting and business acquisitions and dispositions, his ability to work productively outside of the United States and participate in the management of various joint ventures, his work with fluctuating exchange rates and his understanding of the macro factors that drive the demand for the business unit’s and joint ventures equipment and services.

In determining Mr. Weins total compensation for the year ending 2017, the Compensation Committee considered Mr. Weins contributions with respect to the ISH Reorganization.

●	responsibility for managing all financial personnel and supervising reporting and preparation of financial statements;

28	2018 Proxy Statement

●

responsibility for internal controls, overseeing information technology, supervising human resources, complying with public reporting requirements and the Sarbanes-Oxley Act, and providing services to the Board and the business units, including development of analytical tools for understanding the operating performance of the different business units of the Company; and

●

his central role in the execution of the Company’s strategic acquisitions and divestitures (including the Spin-Off), which included due diligence, planning and oversight of all of the Company’s 2017 transactions.

Eric Fabrikant

In determining Mr. Fabrikant’s compensation for 2017, the Compensation Committee considered the overall performance of the Company and the financial and non-financial factors described earlier in this Compensation Discussion and Analysis. Mr. Fabrikant’s base compensation reflects his skill and experience, including his ability to work productively outside of the United States and manage joint ventures, his experience in acquisitions, his work with fluctuating exchange rates and his understanding of the macro factors that drive the demand for the business unit’s equipment and services.

In determining Mr. Fabrikant’s total compensation for the year ending 2017, the Compensation Committee considered Mr. Fabrikant’s contributions with respect to the ISH Reorganization, the Spin-Off and the sale of Illinois Corn Processing, LLC (“ICP”).

William C. Long

In determining Mr. Long’s compensation for 2017, the Compensation Committee considered his leadership of the legal group, the overall performance of the Company and the financial and non-financial factors described above. Mr. Long’s base compensation reflects his skill and experience in operating the legal department of an international public company, legal knowledge and business experience, and background in corporate administration acquired during his years with other public companies.

In determining Mr. Long’s total compensation for the year ending 2017, the Compensation Committee considered Mr. Long’s management of significant corporate transactions, including the sale of ICP, the Spin-Off and the ISH Reorganization. The Compensation Committee recognized the significant legal work required to facilitate the successful completion of these corporate actions.

Base Compensation

Base salary levels reflect the experience and skill required for executing the Company’s business strategy and overseeing its day to day operations. The Compensation Committee places an emphasis on the compensation for the Executive Chairman and Chief Executive Officer to ensure it reflects operating performance and strategic direction. Together with the Executive Chairman and Chief Executive Officer, the Compensation Committee also reviewed the compensation of the other Named Executive Officers and certain other senior officers to achieve the correct balance of incentives to appropriately reward and retain the Company’s executives.

Base salary is established at levels designed to be consistent with professional and market norms based on relevant experience. The Executive Chairman and Chief Executive Officer assesses senior employees on their progress in meeting individual goals in relation to how well their peers and the entire Company perform.

The Compensation Committee considers the following factors in setting base salaries:

●	the Company’s results and projections for the current fiscal year;

2018 Proxy Statement	29

●	conditions in the job market;

●	industry conditions and market compensation levels, generally;

●	job performance and risk in not retaining an individual; and

●	potential for future growth roles within the Company.

Base salary levels for senior managers are also set in recognition of the fact that the Company does not have:

●	formal retirement program or pre-committed severance plans;

●	employment agreements or pre-committed bonuses;

●	gross-up provisions; or

●	non-ordinary course benefit plans.

The chart below details the 2017 and 2018 base salaries for our NEOs:

BASE SALARIES

Named Executive Officer	2017 Base Salary ($)	2018 Base Salary ($)
Charles Fabrikant	700,000	460,000
Bruce Weins	285,000	300,000
Eric Fabrikant	450,000	450,000
William C. Long	375,000	375,000

Annual Bonus

●	Bonus awards are largely discretionary. Management and the Compensation Committee believe that determining bonuses on a case-by-case basis for each individual is the best approach for the Company.

●

The Compensation Committee, in conjunction with the Executive Chairman and Chief Executive Officer, also evaluate the performance of senior managers in achieving specific initiatives, such as executive corporate transactions and financings, improving safety records, controlling costs, increasing output of work and creativity in performing assigned responsibilities.

●	Performance was reviewed for senior managers in a multi-year context, considering contributions to decisions and strategies initiated in the past that may affect the present.

●

Bonuses are paid over three years, 60% in the year immediately following the year earned, and 20% in each of the next two subsequent years. Interest is currently paid on the deferred portion of bonus compensation at the rate of approximately 1.5% per annum. This rate is set and approved by the Compensation Committee. The objective is to establish a retention system that links executives to the outcome of their decisions over a period of years.

30	2018 Proxy Statement

●

For 2017, our NEOs received their annual bonuses pursuant to the Company’s Management Incentive Plan (the “MIP”). The Company adopted, and the stockholders approved, the MIP under which maximum cash bonuses are based on objective, quantitative performance criteria. Under the terms of the MIP, notwithstanding the achievement of any performance criteria, the Compensation Committee retained and, for 2017, exercised its discretion to reduce all awards under the MIP. Prior to 2018, bonus amounts payable under the MIP have historically been based on performance criteria that are intended to qualify such bonus amounts as performance based for purposes of the exemption from the limitation under Section 162(m) of the Internal Revenue Code.

●

With reference to the MIP performance targets, but using no formula, the Compensation Committee determined cash and equity bonus awards by considering the Company’s financial performance and that of its business units and investments, taken in context of the overall business environment, and each individual’s contribution to that performance without providing particular weight to any individual factor. The Company adopted, and the stockholders approved, the MIP under which maximum cash bonuses are based on objective, quantitative performance criteria.

The chart below details the 2017 annual bonuses for our NEOs, as compared to the amounts paid in respect of 2016 annual bonuses:

ANNUAL BONUS

Named Executive Officer	2017 Annual Bonus ($)	2016 Annual Bonus ($)
Charles Fabrikant	2,200,000	-
Bruce Weins	230,000	115,000
Eric Fabrikant	700,000	240,000
William C. Long*	230,000	150,000
Matt Cenac	-	260,000
John Gellert	-	-

__________________

* For 2016, Mr. Long’s annual bonus amount was pro-rated to reflect his April 18, 2016 start date.

Long-Term Incentives

The Compensation Committee uses equity awards to align the interests of senior employees with the Company’s long-term growth, and believes this has proven successful in fostering a sense of ownership in the Company. It is the policy of the Compensation Committee to approve annual equity grants at regularly pre-scheduled meetings. In general, equity grants are made on dates previously established by the Compensation Committee and the Company does not time the release of non-public information for the purpose of affecting the value of equity awards.

Stock Options

●

Stock option awards, in any given year, are made in respect of performance during the calendar year immediately preceding the calendar year in which they are made and are priced in four equal installments during the year in which they are made on dates set by the Compensation Committee (such date for each installment, a “Grant Date”).

●

The Compensation Committee has determined that, by pricing stock options four times per year, the exercise prices would more approximately mirror share price levels during the year and reduce the random nature of pricing once per year. The first date is on or about March 4 and the following three dates are established at three-month intervals.

2018 Proxy Statement	31

●

In 2018, the Compensation Committee approved stock option awards based on 2017 performance on March 6, and set subsequent quarterly pricing dates on June 4, September 4 and December 4. The stock options vest ratably over four years beginning on March 4, 2019 and ending on March 4, 2022.

●	The exercise price for each stock option is based on the closing price of the Company’s shares on the applicable Grant Date.

Based on the Compensation Committee’s determination of performance during 2017, in 2018 the Named Executive Officers were granted the following stock options:

STOCK OPTIONS

	Annual	Vesting on March 4 of each year
Named Executive Officer	Option Grant Amount	2019	2020	2020	2022
Charles Fabrikant	20,000	5,000	5,000	5,000	5,000
Bruce Weins	8,000	2,000	2,000	2,000	2,000
Eric Fabrikant	20,000	5,000	5,000	5,000	5,000
William C. Long	6,000	1,500	1,500	1,500	1,500
Matthew Cenac	-	-	-	-	-
John Gellert	-	-	-	-	-

Because of their separation from the Company in June 2017 in connection with the Spin-Off, Mr. Cenac and Mr. Gellert did not receive any stock options in respect of 2017 performance.

Restricted Stock

The restricted stock awards granted in 2018 vest ratably over five years, beginning on March 4, 2019 and ending on March 4, 2023. These awards are not reflected in the compensation tables included in this Proxy Statement, because the grants were made in 2018.

Based on the Compensation Committee’s determination of performance during 2017, in 2018 the Named Executive Officers were granted the following restricted stock:

RESTRICTED STOCK

	Annual Restricted	Vesting on March 4 of each year
Named Executive Officer	Stock Grant Amount	2019	2020	2021	2022	2023
Charles Fabrikant	30,000	6,000	6,000	6,000	6,000	6,000
Bruce Weins	4,500	900	900	900	900	900
Eric Fabrikant	18,000	3,600	3,600	3,600	3,600	3,600
William C. Long	6,000	1,200	1,200	1,200	1,200	1,200
Matthew Cenac	-	-	-	-	-	-
John Gellert	-	-	-	-	-	-

Because of their separation from the Company in June 2017 in connection with the Spin-Off, Mr. Cenac and Mr. Gellert did not receive any restricted stock in respect of 2017 performance.

32	2018 Proxy Statement

Stock Ownership

The Company has no formal policy requiring employees to retain vested restricted stock or options, but it prefers that executive officers maintain ownership and considers executive ownership levels when determining compensation packages.

The Compensation Committee annually reviews grant history and subsequent dispositions of options and restricted stock to determine if awards serve the purpose of building ownership.

Consideration of Risk from Compensation Program

The Compensation Committee considers the impact the compensation program has on the Company’s risk management efforts. The Compensation Committee believes that the Company’s compensation program is structured to provide proper incentives for executives that balance risk and reward appropriately and in accordance with the Company’s risk management philosophy, particularly by having a significant portion of the executives’ compensation vest over a four-to five-year time line. Compensation distributed over a period of years serves to reinforce the benefit of long-term decision-making and the Compensation Committee’s ability to reward decisions that, although they may have a perceived short-term negative effect, serve the Company’s (and our stockholders’) best interests in the long-term. The Company believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company and do not encourage excessive risk-taking behavior.

Deductibility of Executive Compensation – Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct for any taxable year. Historically, an exception to this $1 million limitation was available for performance-based compensation that met certain requirements. The Compensation Committee has sought to mitigate the impact of Section 162(m) of the Internal Revenue Code by designing the MIP and certain grants under the Share Incentive Plan with the intent that compensation paid under such plans qualify as performance-based compensation. However, to maintain flexibility in compensating executive officers, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so was in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, modified Section 162(m) of the Internal Revenue Code to, among other things, eliminate the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. Because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that any existing awards, even if in place on November 2, 2017, will meet the requirements of the transition rule.

The Compensation Committee will continue to review the total expenses attributed to executive compensation, and the accounting and tax treatment of such programs, but also continues to retain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company. Therefore, the Company does not intend to limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Committee determines that doing so is in the best interests of the Company.

Clawback Policy

The Company has adopted a policy whereby it will seek to recoup compensation paid to NEOs in the event the Company is required to publish a restatement to any of its previously published financial statements as a result of: 1) the material noncompliance of the Company with any applicable financial reporting requirement under the U.S. federal securities laws or 2) the fraud, theft, misappropriation, embezzlement or intentional misconduct by an executive.

2018 Proxy Statement	33

Policy Against Pledging and Hedging Company Securities

The Company has adopted policies prohibiting hedging and pledging of Company securities by our directors, senior officers and employees.

Employment Contracts / Termination of Employment / Change of Control

As mentioned above, the Named Executive Officers do not have employment, formal severance or change-of-control agreements with the Company.

Certain benefit or incentive plans or arrangements do, however, provide for payments to Named Executive Officers upon a termination of employment or a change in control of the Company. The information in the tables below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 31, 2017, given the Named Executive Officer’s compensation as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) savings plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect these amounts include the time during the year of any such event and the Company’s stock price.

All outstanding cash bonus payments, stock options and restricted stock are payable or vest upon the death, disability, qualified retirement, termination without “cause” of the employee, or, if awards are not replaced or assumed in accordance with the applicable plan, the occurrence of a “change in control” of the Company; however, unvested awards are generally forfeited if the employee is terminated with “cause” or resigns without “good reason.” For these purposes, “disability” generally means disability resulting in the Named Executive Officer being unable to perform his job. See Table VI below for the intrinsic value (that is, the value based upon the Company’s stock price, and, in the case of stock options, minus the exercise price) of equity awards that would become exercisable or vested if the Named Executive Officer had died or become disabled as of December 31, 2017.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The foregoing report is respectfully submitted by the Compensation Committee.

David R. Berz (Chairman)

Pierre De Demandolx

David M. Schizer

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

34	2018 Proxy Statement

Compensation Tables

TABLE I - Summary Compensation Table (Fiscal Years 2017, 2016 and 2015)

The following table sets forth certain compensation information for the Company’s Named Executive Officers in respect to the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Charles Fabrikant(3)	2017	700,000	2,220,000	1,939,800	369,576	59,759	5,269,135
Executive Chairman and	2016	700,000	—	1,423,240	854,810	9,275	2,987,325
Chief Executive Officer	2015	700,000	900,000	1,589,500	555,047	15,928	3,760,475
Bruce Weins(4)	2017	268,333	230,000	258,640	147,830	12,743	917,546
Senior Vice President and	2016	245,000	115,000	177,905	102,577	10,435	650,917
Chief Financial Officer
Eric Fabrikant(5)	2017	450,000	700,000	905,240	369,576	19,472	2,444,288
Chief Operating Officer	2016	450,000	240,000	609,960	341,924	11,696	1,653,580
	2015	450,000	300,000	505,750	185,016	11,493	1,452,259
William C. Long(6)	2017	375,000	230,000	225,700	66,202	12,743	909,645
Executive Vice President,
Chief Legal Officer and
Corporate Secretary
Matthew R. Cenac(7)	2017	187,500	-	678,930	-	1,009,450	1,875,880
Former Executive Vice	2016	450,000	260,000	487,260	170,962	11,899	1,380,121
President and Chief	2015	450,000	300,000	433,500	111,009	11,493	1,306,002
Financial Officer
John Gellert(8)	2017	187,500	-	872,910	-	-	1,060,410
Former Co-Chief Operating	2016	450,000	-	508,300	170,962		1,129,262
Officer	2015	450,000	300,000	1,083,750	351,530	11,493	2,196,773

__________________

(1)

Sixty percent (60%) of the annual bonus is paid at the time of the award and the remaining forty percent (40%) is paid in two equal annual installments approximately one and two years after the date of the grant. Interest is currently paid on the deferred portion of bonus compensation at the rate of approximately 1.5% per annum. Any outstanding balance is payable upon the death, disability, qualified retirement, termination without “cause” of the employee, or the occurrence of a “change-in-control” of the Company; however, the outstanding balance is generally forfeited if the employee is terminated with “cause” or resigns without “good reason.”

(2)

The dollar amount of restricted stock and stock options set forth in these columns reflects the aggregate grant date fair value of restricted stock and option awards made during 2017, 2016 and 2015 in accordance with the FASB ASC Topic 718 without regard to forfeitures. Discussion of the policies and assumptions used in the calculation of the grant date fair value are set forth in Notes 1 and 14 of the Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 1, 2018.

(3)

“All Other Compensation” for Mr. Fabrikant includes $31,499 and $6,653 in 2017 and 2015, respectively, of interest earned on the second and third installments of bonus payments (see FN1), and $9,450, $9,275 and $9,275 in 2017, 2016 and 2015, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan, a defined contribution plan established by the Company, effective July 1, 1994, that meets the requirements of Section 401(k) of the Internal Revenue Code.

Our Chief Executive Officer and Executive Chairman is permitted to fly on company aircraft for business travel when doing so would make the most efficient use of his time and allow him to focus on business-related matters while traveling. From time to time, Mr. Fabrikant’s wife accompanies him on these flights. Because Mr. Fabrikant only flies on company aircraft for business and his wife’s occasional travel does not result in any incremental cost to the Company, no amount is shown in the “All Other Compensation” column in connection with this arrangement.

In addition, to further enable the efficient use of his time and allow him to focus on business-related matters while he is working from our Ft. Lauderdale office, during 2017 Mr. Fabrikant used the services of a car and driver to transport him between that office and his residence. The Company paid $18,810 in respect of these services, which amount is shown in the “All Other Compensation” column above.

2018 Proxy Statement	35

(4)

“All Other Compensation” for Mr. Weins includes $3,293 and $1,160 in 2017 and 2016, respectively, of interest earned on the second and third installments of bonus payments (see FN1), and $9,450 and $9,275 in 2017 and 2016, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (3) above.

(5)

“All Other Compensation” for Mr. Fabrikant includes $10,022, $2,421 and $2,218 in 2017, 2016 and 2015, respectively, of interest earned on the second and third installments of bonus payments (see FN1), and $9,450, $9,275 and $9,275 in 2017, 2016 and 2015, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (3) above.

(6)

“All Other Compensation” for Mr. Long includes $3,293 in 2017 of interest earned on the second and third installments of bonus payments (see FN1), and $9,450 in 2017 of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (3) above

(7)

“All Other Compensation” for Mr. Cenac includes $2,624 and $2,218 in 2016 and 2015, respectively, of interest earned on the second and third installments of bonus payments (see FN1), and $9,450, $9,275 and $9,275 in 2017, 2016 and 2015, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (3) above, and also includes $1,000,000 paid to Mr. Cenac in connection with his separation from the Company on May 31, 2017 as a result of the Spin-Off.

(8)

“All Other Compensation” for Mr. Gellert includes $2,218 in 2015 of interest earned on the second and third installments of bonus payments (see FN1), and $9,275 in 2015 of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (3) above.

36	2018 Proxy Statement

Table II - Grants of Plan–Based Awards (Fiscal Year 2017)

The following table sets forth certain information with respect to grants of share plan-based awards during the year ended December 31, 2017, to each of the Named Executive Officers.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3)(4) (#)	Exercise or Base Price of Option Awards ($)	Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Charles Fabrikant	4/5/2017	4/5/2017	30,000			64.66	1,939,800
Executive Chairman	4/5/2017	4/5/2017		5,000	64.66	64.66	93,990
and Chief Executive	4/5/2017	6/4/2017		7,750	37.43	37.43	79,371
Officer	4/5/2017	9/4/2017		7,750	39.38	39.38	83,369
	4/5/2017	12/4/2017		7,750	47.10	47.10	112,846
Bruce Weins	4/5/2017	4/5/2017	4,000			64.66	258,640
Senior Vice President	4/5/2017	4/5/2017		2,000	64.66	64.66	37,596
and Chief Financial	4/5/2017	6/4/2017		3,100	37.43	37.43	31,748
Officer	4/5/2017	9/4/2017		3,100	39.38	39.38	33,348
	4/5/2017	12/4/2017		3,100	47.10	47.10	45,138
Eric Fabrikant	4/5/2017	4/5/2017	14,000			64.66	905,240
Chief Operating	4/5/2017	4/5/2017		5,000	64.66	64.66	93,990
Officer	4/5/2017	6/4/2017		7,750	37.43	37.43	79,371
	4/5/2017	9/4/2017		7,750	39.38	39.38	83,369
	4/5/2017	12/4/2017		7,750	47.10	47.10	112,846
William C. Long	4/5/2017	4/5/2017	2,000			64.66	129,320
Executive Vice	11/3/2017	11/3/2017	2,000			48.19	96,380
President, Chief Legal	4/5/2017	4/5/2017		500	64.66	64.66	9,399
Officer and Corporate	4/5/2017	6/4/2017		775	37.43	37.43	7,937
Secretary	4/5/2017	9/4/2017		775	39.38	39.38	8,337
	4/5/2017	12/4/2017		1,775	47.10	47.10	25,845
	11/3/2017	11/3/2017		1,000	48.08	48.08	14,684
Matthew Cenac	4/5/2017	4/5/2017	10,500			64.66	678,930
Former Executive Vice
President and Chief
Financial Officer
John Gellert	4/5/2017	4/5/2017	13,500			64.66	872,910
Former Co-Chief
Operating Officer

__________________

(1)

The amounts set forth in this column reflect the number of shares of restricted stock granted in 2017. These awards vest in five equal annual installments commencing approximately one year after the date of the award. Restricted stock awards vest immediately upon the death, disability, qualified retirement, termination of the employee by the Company “without cause,” or the occurrence of a “change-in-control” of the Company. If cash dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested. In connection with the Spin-Off, all outstanding restricted stock awards held by each of Mr. Cenac and Mr. Gellert vested.

2018 Proxy Statement	37

(2)

Excludes restricted stock granted in 2018 with respect to 2017 compensation as follows: Mr. Fabrikant – 30,000 shares; Mr. Weins – 4,500 shares; and Mr. E. Fabrikant - 18,000 shares. These awards were made in respect of 2017 performance.

(3)

Options granted are exercisable in 20% annual increments beginning on March 4, 2018. The options are priced in four equal installments over a one-year period, with the first such installment being priced on the date of grant at an exercise price equal to the market price on that date and the remaining installments being priced quarterly thereafter at a price equal to the closing market price of Common Stock on the date of the pricing. Options not yet exercisable become immediately exercisable upon the death, disability, qualified retirement, termination of the employee by the Company “without cause,” or the occurrence of a “change-in-control” of the Company.

(4)

Excludes stock options granted on March 6, 2018, with respect to 2017 compensation as follows: Mr. Fabrikant – 20,000 shares; Mr. Weins – 8,000 shares; Mr. E. Fabrikant - 20,000 shares; and Mr. Long – 6,000 shares. One-fourth of such options are exercisable at $64.66 and the exercise price of the remainder will be determined based on the closing market price of Common Stock at each of June 4, 2018, September 4, 2018 and December 4, 2018. These awards were made in respect of 2017 performance. Messrs. Cenac and Gellert did not receive stock option awards.

(5)

The dollar amount of restricted stock and stock options set forth in this column reflects the aggregate grant date fair value of restricted stock and option awards in accordance with the FASB ASC Topic 718 without regard to forfeitures. Discussion of the policies and assumptions used in the calculation of the grant date fair value are set forth in Notes 1 and 14 of the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K.

38	2018 Proxy Statement

Table III - Outstanding Equity Awards at Fiscal Year-End (2017)

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2017, held by the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Charles Fabrikant	14,983	—		16.60	3/4/2019	—
Executive Chairman and Chief Executive	14,983	—		27.26	3/4/2019
Officer	14,983	—		26.07	3/4/2019
	14,983	—		25.62	3/4/2019
	14,983	—		28.05	3/4/2020
	14,983	—		22.24	3/4/2020
	14,983	—		28.80	3/4/2020
	14,983	—		44.46	3/4/2020
	14,983	—		44.99	3/4/2021
	14,983	—		44.28	3/4/2021
	14,983	—		38.26	3/4/2021
	14,983	—		39.68	3/4/2021
	7,491	—		44.97	3/2/2022
	7,491	—		38.53	3/2/2022
	7,491	—		39.36	3/2/2022
	7,491	—		41.23	3/2/2022
	9,300	2,325	(2)	42.23	3/4/2023
	9,300	2,325	(2)	48.26	3/4/2023
	9,300	2,325	(2)	52.89	3/4/2023
	9,300	2,325	(2)	57.67	3/4/2023
	6,975	4,650	(3)	55.85	3/4/2024
	6,975	4,650	(3)	50.37	3/4/2024
	6,975	4,650	(3)	50.01	3/4/2024
	6,975	4,650	(3)	45.28	3/4/2024
	4,650	6,975	(4)	44.87	3/4/2025
	4,650	6,975	(4)	43.24	3/4/2025
	4,650	6,975	(4)	38.57	3/4/2025
	4,650	6,975	(4)	34.14	3/4/2025
	3,875	15,501	(5)	31.05	3/4/2026
	3,875	15,501	(5)	35.10	3/4/2026
	3,875	15,501	(5)	36.24	3/4/2026
	3,875	15,501	(5)	39.18	3/4/2026
	—	7,750	(5)	39.97	4/5/2027
	—	7,750	(5)	35.68	4/5/2027
	—	7,750	(5)	37.63	4/5/2027
	—	7,750	(5)	47.10	4/5/2027

2018 Proxy Statement	39

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Bruce Weins	148	—		44.46	3/4/2020	—
Senior Vice President and Chief Financial	271	—		44.99	3/4/2021
Officer	899	—		44.98	3/2/2022
	899	—		38.53	3/2/2022
	899	—		39.36	3/2/2022
	899	—		41.23	3/2/2022
	930	310	(2)	42.23	3/4/2023
	930	310	(2)	48.26	3/4/2023
	1,240	310	(2)	52.89	3/4/2023
	1,240	310	(2)	57.67	3/4/2023
	1,023	682	(3)	55.85	3/4/2024
	1,023	682	(3)	50.37	3/4/2024
	1,023	682	(3)	50.01	3/4/2024
	223	682	(3)	45.28	3/4/2024
	697	1,046	(4)	44.87	3/4/2025
	697	1,046	(4)	43.24	3/4/2025
	697	1,046	(4)	38.57	3/4/2025
	697	1,046	(4)	34.14	3/4/2025
	465	1,860	(5)	31.05	3/4/2026
	465	1,860	(5)	35.10	3/4/2026
	465	1,860	(5)	36.24	3/4/2026
	465	1,860	(5)	39.18	3/4/2026
	—	3,100	(5)	39.97	3/4/2027
	—	3,100	(5)	35.68	3/4/2027
	—	3,100	(5)	37.63	3/4/2027
	—	3,100	(5)	47.10	3/4/2027

40	2018 Proxy Statement

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
Eric Fabrikant	1,247	—		16.58	3/4/2019	—
Chief Operating Officer	1,247	—		27.25	3/4/2019
	1,247	—		26.05	3/4/2019
	1,247	—		25.61	3/4/2019
	1,746	—		28.05	3/4/2020
	1,746	—		22.23	3/4/2020
	1,746	—		28.79	3/4/2020
	1,746	—		44.46	3/4/2020
	1,746	—		44.99	3/4/2021
	1,746	—		44.28	3/4/2021
	1,746	—		38.26	3/4/2021
	1,746	—		39.68	3/4/2021
	1,996	—		44.98	3/2/2022
	1,996	—		38.53	3/2/2022
	1,996	—		39.36	3/2/2022
	1,996	—		41.23	3/2/2022
	1,860	465	(2)	42.23	3/4/2023
	1,860	465	(2)	48.26	3/4/2023
	1,860	465	(2)	52.89	3/4/2023
	1,860	465	(2)	57.67	3/4/2023
	1,395	930	(3)	55.85	3/4/2024
	1,395	930	(3)	50.37	3/4/2024
	1,395	930	(3)	50.01	3/4/2024
	1,395	930	(3)	45.28	3/4/2024
	1,550	2,325	(4)	44.87	3/4/2025
	1,550	2,325	(4)	43.24	3/4/2025
	1,550	2,325	(4)	38.57	3/4/2025
	1,550	2,325	(4)	34.14	3/4/2025
	1,550	6,200	(5)	31.05	3/4/2026
	1,550	6,200	(5)	35.10	3/4/2026
	1,550	6,200	(5)	36.24	3/4/2026
	1,550	6,200	(5)	39.18	3/4/2026
	—	7,750	(5)	39.97	4/5/2027
	—	7,750	(5)	35.68	4/5/2027
	—	7,750	(5)	37.63	4/5/2027
	—	7,750	(5)	47.10	4/5/2027

2018 Proxy Statement	41

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)
William C. Long	206	827	(5)	35.10	3/4/2026	—
Executive Vice President, Chief Legal	206	826	(5)	36.24	3/4/2026
Officer and Corporate Secretary	206	827	(5)	39.18	3/4/2026
	—	775	(5)	39.97	4/5/2027
	—	775	(5)	35.68	4/5/2027
	—	775	(5)	37.63	4/5/2027
	—	1,000	(5)	48.08	4/5/2027
	—	1,775	(5)	47.10	4/5/2027
Matthew R. Cenac(6)	—	—
Former Executive Vice President
and Chief Financial Officer
John Gellert(7)	—	—
Former Co-Chief Operating Officer

__________________

(1)	Options vest incrementally at a rate of one-fifth per year for options granted prior to December 31, 2016 and one-fourth per year for options granted after January 1, 2017.

(2)	These options vested on March 4, 2018.

(3)	These options vest in substantially equal proportions on March 4 of 2018 and 2019, assuming continued employment or directorship with the Company.

(4)	These options vest in substantially equal proportions on March 4 of 2018, 2019 and 2020, assuming continued employment or directorship with the Company.

(5)	These options vest in substantially equal proportions on March 4 of 2018, 2019, 2020 and 2021, assuming continued employment or directorship with the Company.

(6)	In connection with the Spin-Off, all stock options and restricted stock awards held by Mr. Cenac vested.

(7)	In connection with the Spin-Off, all stock options and restricted stock awards held by Mr. Gellert vested.

42	2018 Proxy Statement

Table IV - Option Exercises and Stock Vested (Fiscal Year 2017)

The following table sets forth certain information with respect to the number of options that the Named Executive Officers exercised in 2017 and the value realized from the vesting of restricted stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Charles Fabrikant	98,596	1,692,780	98,800	5,019,212
Executive Chairman and Chief Executive Officer
Bruce Weins	3,369	29,630	12,850	653,174
Senior Vice President and Chief Financial Officer
Eric Fabrikant	4,988	100,116	38,000	1,900,816
Chief Operating Officer
William C. Long	-	-	6,000	286,196
Executive Vice President, Chief Legal Officer and Corporate Secretary
Matthew R. Cenac	17,247	54,191	31,700	1,377,275
Former Executive Vice President and Chief Financial Officer
John Gellert	214,972	1,517,344	52,600	2,362,264
Former Co-Chief Operating Officer

__________________

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price on the date of exercise.

(2)	The value realized on vesting is determined by multiplying the number of shares vesting by the market price at the close of business on the date of vesting.

2018 Proxy Statement	43

Table V - Non-Qualified Deferred Compensation (Fiscal Year 2017)

A non-qualified deferred compensation plan (the “Deferred Compensation Plan”) was established by the Company in 2005 and provides non-employee directors and a select group of highly compensated employees (including the Named Executive Officers) the ability to defer receipt of up to 75% of their cash base salary and up to 100% of their cash bonus for each fiscal year. Each participant’s compensation deferrals are credited to a bookkeeping account and, subject to certain restrictions, each participant may elect to have their cash deferrals in such account indexed against one or more investment options, solely for purposes of determining amounts payable for earnings or losses under the Deferred Compensation Plan (the Company is not obligated to actually invest any deferred amounts in the selected investment options). Participants may receive a distribution of deferred amounts, plus any earnings thereon (or less any losses), on a date specified by the participant or, if earlier, upon a separation from service or upon a change of control. All distributions to participants following a separation from service must be in the form of a lump sum, except if such separation qualifies as “retirement” under the terms of the Deferred Compensation Plan, in which case it may be paid in installments if previously elected by the participant. Distributions to “Key Employees” upon a separation from service (other than due to death) will not commence until at least six months after the separation from service. Participants are always 100% vested in the amounts that they contribute to their Deferred Compensation Plan accounts. The Company, at its option, may contribute amounts to participants’ accounts, which may be subject to vesting requirements.

The following table sets forth for the Named Executive Officers certain information as of December 31, 2017, and for the year then ended with respect to the Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Charles Fabrikant Executive Chairman and Chief Executive Officer	—	—	—	—	—
Bruce Weins Senior Vice President and Chief Financial Officer	—	—	3,374	—	23,537
Eric Fabrikant Chief Operating Officer	—	—	—	—	—
William C. Long Executive Vice President, Chief Legal Officer and Corporate Secretary	—	—	—	—	—
Matthew R. Cenac Former Executive Vice President and Chief Financial Officer	—	—	—	—	—
John Gellert Former Co-Chief Operating Officer	—	—	3,938	23,528	—

44	2018 Proxy Statement

Table VI - Potential Payments Upon Death, Disability, Qualified Retirement, Termination Without Cause or a Change of Control

The following table sets forth cash bonus payments and the acceleration of stock options and restricted stock upon the death, disability, qualified retirement, termination without “cause” of the employee, or the occurrence of a “change-in-control” as of December 31, 2017.

Name	Bonus Awards(1) ($)	Option Awards(2) ($)	Stock Awards ($)	Total ($)
Charles Fabrikant Executive Chairman and Chief Executive Officer	2,420,594	1,049,510	—	3,470,104
Bruce Weins Senior Vice President and Chief Financial Officer	308,253	186,279	—	494,532
Eric Fabrikant Chief Operating Officer	872,490	523,886	—	1,396,376
William C. Long Executive Vice President, Chief Legal Officer and Corporate Secretary	295,441	42,931	—	338,372
Matthew Cenac Former Executive Vice President and Chief Financial Officer	—	—	—	—
John Gellert Former Co-Chief Operating Officer	—	—	—	—

__________________

(1)

As described in footnote 1 to Table I, sixty percent (60%) of a bonus is paid at the time of the award and the remaining forty percent (40%) is paid in two equal annual installments approximately one and two years after the date of the award. The amount in this table represents the total of all remaining annual installments and any accrued interest yet to be paid as of December 31, 2017.

(2)

The dollar amount in this column reflects the accumulated value based on the difference between the strike prices and the closing price of the Common Stock on December 29, 2017, which was $46.22, for unvested options that would accelerate upon the death, disability, qualified retirement or termination without “cause” of the employee, or, assuming the awards are not replaced or assumed in accordance with the applicable equity compensation plan, the occurrence of a “change in control.” Unvested options to purchase Common Stock with strike prices greater than $46.22 were excluded.

2018 Proxy Statement	45

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO, Mr. Fabrikant.

We determined that, as of October 31, 2017, our employee population consisted of 1,888 individuals, not including our CEO. As of such date, less than 10% of our employee population was located outside the U.S.  Under the de minimis exception provided for under the applicable SEC rules, we excluded 58 employees from Columbia, representing approximately 3% of our total employee population. After excluding these individuals, our employee population for purposes of identifying the median employee consisted of approximately 1,830 individuals.

To identify the median employee, we reviewed the regular wages (for non-salaried employees) and annual base salary (for salaried employees) for each employee included in the population as reflected in a single pay period and annualized those amounts for each employee based on the number of hours worked during 2017. We did not apply any cost of living adjustments.

Once we identified the median employee, we calculated all of the elements of such employee’s compensation for the 2017 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an estimated annual total compensation of $51,750. To calculate the annual total compensation of Mr. Fabrikant, we used the amount reported in the “Total” column of the 2017 Summary Compensation Table included in this proxy statement, which was $5,269,135, resulting in a ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees of 102 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402 of Regulation S-K.

To help understand this disclosure, we think it is important to give context to our operations. A significant portion of our workforce is made up of individuals who work as crew members on our vessels and provide services to us under collective bargaining agreements pursuant to which they may also provide services to vessels owned by other companies or operators. A number of these individuals provide services on vessels that operate outside of the United States in areas where wages may not be comparable to wages paid to workers who provide services on U.S.-based vessels. In addition, a significant number of individuals employed by Witt O'Brien's, a consolidated subsidiary of ours, provide crisis and emergency management and response services resulting in fluctuations in the number of hours worked or employees needed during a given year. Due to our global footprint and lack of continuity in workforce, the compensation profile of our employee population reported in this pay ratio disclosure may not be completely reflective of the level of compensation paid to our workers.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have headquarters in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

46	2018 Proxy Statement

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended December 31, 2017, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●

discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees; and

●

received the written disclosures and the letter from Grant Thornton LLP as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Grant Thornton LLP that firm’s independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The foregoing report is respectfully submitted by the Audit Committee.

David M. Schizer (Chairman)

David Berz

Pierre de Demandolx

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

2018 Proxy Statement	47

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or her initial ownership of Common Stock and any subsequent changes in that ownership to the SEC. The Company is required to disclose in this Proxy Statement any failure to file or late filings of such reports with respect to the most recent fiscal year.

Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5s were required for such reporting persons, the Company believes that during the 2017 fiscal year all Section 16(a) filing requirements were satisfied.

Related Party Transactions

Related Party Transactions Policy

The Company has established a written policy for the review and approval or ratification of transactions with Related Parties (the “Related Party Transactions Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below).

The Related Party Transactions Policy supplements the Company’s other conflict of interest policies set forth in the Company’s Corporate Governance Guidelines, its Code of Business Conduct and Ethics and its other internal procedures. A summary description of the Related Party Transactions Policy is set forth below.

For purposes of the Related Party Transactions Policy, a “Related Person” includes the Company’s directors, director nominees and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of 10% or more of any class of the Company’s voting securities and members of the Immediate Family of any of the foregoing (as defined in the Policy), as well as the Company’s affiliates, investees, trusts for the benefit of employees and other parties with which the Company may deal if one party can control or significantly influence the management or operating policies of the Company.

The Related Party Transactions Policy provides that Transactions since the beginning of the last fiscal year must be approved or ratified by the Board. The Board has delegated to the Audit Committee the review and, when appropriate, approval or ratification of Transactions. Upon the presentation of a proposed Transaction, the Related Party is excused from participation and voting on the matter. In approving, ratifying or rejecting a Transaction, the Audit Committee will consider such information as it deems important to conclude if the transaction is fair and reasonable to the Company.

Whether a Related Person’s interest in a Transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the Related Party’s interest in the Transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In administering this policy, the Board or the relevant committee will be entitled (but not required) to rely upon such determinations of materiality by company management.

The following factors are taken into consideration in determining whether to approve or ratify a Transaction with a Related Party:

●	the Related Party’s relationship to the Company and interest in the Transaction;

●	the material facts of the Transaction, including the proposed aggregate value of such Transaction;

48	2018 Proxy Statement

●	the materiality of the Transaction to the Related Party and the Company, including the dollar value of the Transaction, without regard to profit or loss;

●	the business purpose for and reasonableness of the Transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the Transaction;

●	whether the Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	whether the Transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of the Company’s business;

●	required public disclosures; and

●

the effect of the Transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The following arrangements will not generally give rise to Transactions with a Related Person for purposes of the Related Party Transactions Policy given their nature, size and/or degree of significance to the Company:

●

use of property, equipment or other assets owned or provided by the Company, including aircraft, vehicles, housing and computer or telephonic equipment, by a Related Person primarily for Company business purposes where the value of any personal use during the course of a year is less than $10,000;

●

reimbursement of business expenses incurred by a director or executive officer of the Company in the performance of his or her duties and approved for reimbursement by the Company in accordance with the Company’s customary policies and practices;

●	compensation arrangements for non-employee directors for their services as such that have been approved by the Board or a committee thereof;

●

compensation arrangements, including base pay and bonuses (whether in the form of cash or equity awards), for employees or consultants (other than a director or nominee for election as a director) for their services as such that have been approved by the Compensation Committee and employee benefits regularly provided under plans and programs generally available to employees; however, personal benefits from the use of company-owned or company-provided assets, including, but not limited to, personal use of company-owned or company-provided aircraft and housing, not used primarily for company business purposes may give rise to a Transaction with a Related Person;

●

a transaction where the rates or charges involved are determined by competitive bids or involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

●	a transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

2018 Proxy Statement	49

Certain Relationships and Related Transactions

The Company manages barge pools as part of its Inland Services segment. Pursuant to the pooling agreements, operating revenues and expenses of participating barges are combined and the net results are allocated on a pro-rata basis based on the number of barge days contributed by each participant. Companies controlled by Mr. Fabrikant, the Executive Chairman and Chief Executive Officer of the Company, and trusts for the benefit of Mr. Fabrikant’s children, including Eric Fabrikant, the Chief Operating Officer, own barges that participate in the barge pools managed by the Company. Mr. Fabrikant and his affiliates were participants in these barge pools prior to the acquisition of SCF Marine Inc., the Company’s subsidiary that manages these barge pools, by the Company in 2000. In the years ended December 31, 2017, 2016 and 2015, Mr. Fabrikant and his affiliates earned $0.5 million, $0.8 million and $1.3 million, respectively, of net barge pool results (after payment of $0.1 million, $0.1 million and $0.1, respectively, in management fees to the Company). As of December 31, 2017 and 2016, the Company owed Mr. Fabrikant and his affiliates $0.5 million and $0.5 million, respectively, for undistributed net barge pool results. Mr. Fabrikant and his affiliates participate in the barge pools on the same terms and conditions as other pool participants who are unrelated to the Company.

Mr. Fabrikant serves as the Non-Executive Chairman of the Board of the Company’s former offshore marine services division, SEACOR Marine Holdings Inc. (“SEACOR Marine”), an operator of offshore support vessels primarily servicing major integrated national and international oil companies, large independent oil and gas exploration and production companies and emerging independent companies. During 2017, the Company earned $3.5 million from SEACOR Marine under a Transition Services Agreement. As of December 31, 2017, SEACOR Marine owed the Company $1.4 million for these services and other costs and expenses.

Eric Fabrikant, son of Mr. Charles Fabrikant, the Executive Chairman and Chief Executive Officer, is the Chief Operating Officer of the Company with oversight of Ocean Transportation & Logistics Services, Inland Transportation & Logistics Services, Witt O’Brien’s and CLEANCOR Energy Solutions. Eric Fabrikant served as Vice President of the Company from May 2009 through February 2015. In addition, Mr. Fabrikant is an officer and/or director of certain subsidiaries of the Company.

50	2018 Proxy Statement

PROPOSAL NO. 2

Advisory Vote to Approve Named Executive Compensation

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, in the “Compensation Discussion and Analysis” in this Proxy Statement.

At the Company’s 2017 Annual Meeting, our stockholders voted to conduct a say-on-pay advisory vote on compensation on an annual basis. Although this stockholder advisory vote on the frequency of the advisory vote to approve the compensation of our Named Executive Officers, commonly known as a “say-when-on-pay” vote, was non-binding, the Board adopted the stockholders’ position and determined to submit a say-on-pay vote to our stockholders on an annual basis until the next say-when-on-pay vote, which, in accordance with applicable law, will occur no later than our annual meeting of stockholders in 2023. This say-on-pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the policies and procedures described in this Proxy Statement. Following the 2018 Annual Meeting, the next say-on-pay vote will be held at the 2019 Annual Meeting.

We believe that the Company’s executive compensation programs have been effectively tailored to recruit and retain senior executives capable of executing the Company’s business strategies, overseeing its liquid assets and its various operations and appropriately aligning pay with contributions to, and leadership in, executing the Company’s business strategies.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 22 and the tabular and other disclosures on executive compensation beginning on page 36. Based upon that review, the Board recommends that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement. Accordingly, the Board asks the stockholders to vote “FOR” the following resolution at the Annual Meeting, which gives you the opportunity to endorse or not endorse our compensation program for the Named Executive Officers as described in this Proxy Statement by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth therein, is hereby approved on an advisory basis.”

This say-on-pay vote is non-binding, meaning that the Board will not be obligated to take any compensation actions, or to adjust the Company’s executive compensation programs or policies, as a result of the vote. Notwithstanding the advisory nature of the vote, the resolution will be considered passed with the affirmative vote of the holders of a majority in voting power of the shares entitled to vote present (virtually or by proxy) at the Annual Meeting. Although this say-on-pay vote is non-binding, the Board and the Compensation Committee will carefully review the results of the vote. The Compensation Committee will consider our stockholders’ concerns and take them into account when designing future executive compensation programs.

The proxy holders named on the accompanying proxy card will vote in favor of the advisory “say-on-pay” vote unless a stockholder directs otherwise.

Voting. The affirmative vote of the holders of a majority in voting power of shares entitled to vote present (virtually or by proxy) at the Annual Meeting is required to approve the compensation paid by the Company to the Named Executive Officers as described in this Proxy Statement.

The Board unanimously recommends a vote FOR the approval on a non-binding, advisory basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

2018 Proxy Statement	51

PROPOSAL NO. 3

Ratification of Appointment of Independent Registered Public Accounting Firm

The Board recommends that stockholders ratify the appointment of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2018.

On June 9, 2017, the Company with the approval of the Audit Committee of the Company’s Board of Directors, dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. EY served as the independent registered public accounting firm for the Company for the fiscal years ended December 31, 2015 and December 31, 2016 and for the period from January 1, 2017 through June 9, 2017.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2015 and during the subsequent interim period from January 1, 2017, through June 9, 2017, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as noted below.

The audit reports of EY on the consolidated financial statements of the Company for the fiscal years ended December 31, 2016 and December 31, 2015, in which EY was the Company’s independent registered public accounting firm, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the audit for the year ended December 31, 2016, material weaknesses in internal control were identified related to the (i) review and approval of manual journal entries made to the Company’s general ledger and (ii) review and documentation of assumptions, data and calculations used in the Company’s assessment of potential impairments of vessels and other-than-temporary impairments of its equity method investments.

The Company provided EY with a copy of the disclosure set forth in Item 4.01 of the Current Report on Form 8-K that was filed with the SEC on June 15, 2017 (the “Form 8-K”) and requested that EY furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not EY agrees with the statements related to them made by the Company in the Form 8-K. A copy of EY’s letter to the SEC dated June 15, 2017 is attached as Exhibit 16.1 to the Form 8-K and was incorporated by reference to the Company’s Annual Report on Form 10-K.

On June 9, 2017, upon the recommendation of the Audit Committee, the Company’s Board of Directors authorized the Company to engage Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2017, who were formally engaged on June 12, 2017.

During the Company’s fiscal years ended December 31, 2016 and December 31, 2015 and during the subsequent interim period from January 1, 2017 through June 9, 2017, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

Representatives of Grant Thornton will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.

52	2018 Proxy Statement

The affirmative vote of the holders of a majority in voting power of the shares entitled to vote present virtually or by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton.

The Board unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our Independent Registered Accounting Firm.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by Grant Thornton LLP for the years ended December 31 were as follows:

	2017 ($)	2016 ($)
Audit Fees	1,582,222	-
Audit-Related Fees	45,000	-
Tax Fees	-	-
All Other Fees	-	-
Total	1,627,222	-

Fees for professional services provided by Ernst & Young for the years ended December 31 were as follows:

	2017 ($)	2016 ($)
Audit Fees	-	4,151,073
Audit-Related Fees	213,307	33,995
Tax Fees	-	72,733
All Other Fees	-	-
Total	213,307	4,257,801

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reporting on management’s assertions regarding internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act, review of the Company’s quarterly financial statements, and services provided in connection with other statutory or regulatory filings. Audit-Related Fees represent fees for professional services provided in consulting on interpretations and application of FASB pronouncements and SEC regulations. Tax Fees represent fees for services in connection with the preparation and filing of tax returns in jurisdictions outside the United States. All Other Fees primarily include labor law certification services provided to the Company’s foreign subsidiaries in accordance with local requirements.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accountants... All of the services described in the foregoing table were approved in conformity with the Audit Committee’s pre-approval process.

Pre-approval Policy for Services of Independent Registered Public Accounting Firm. The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the Audit Committee annually reviews and approves a list of specific services and categories of services, including audit, audit related, tax, and other permitted services, for the current or upcoming fiscal year, subject to specified terms and cost levels. Any service not included in the approved list of services or any modification to previously approved services, including changes in fees, must be specifically pre-approved by the Audit Committee. Where proposed additions or modifications relate to tax and all other non-audit services to be provided by the independent registered public accounting firm, the Audit Committee may delegate the responsibility of pre-approval to the Chair of the Audit Committee. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its Chair, and/or to such other members of the Audit Committee that the Chair may designate, to review and if appropriate approve in advance, any request by the independent registered public accounting firm to provide tax and/or all other non-audit services.

2018 Proxy Statement	53

PROPOSAL NO. 4

Approval of an Amendment to the 2009 Employee Stock Purchase Plan

The Company is asking stockholders to approve an amendment (the “ESPP Amendment”) to the Company’s 2009 Employee Stock Purchase Plan (the “2009 ESPP”), which amendment was approved by the Board on February 22, 2018. The ESPP Amendment provides that the number of shares of Common Stock reserved for issuance under the ESPP will be increased by 300,000 shares of Common Stock such that, if the ESPP Amendment is approved, there will be 300,000 shares of Common Stock available for issuance under the 2009 ESPP, plus the number of shares of Common Stock available for issuance under the 2009 ESPP as of immediately prior to the date of the Annual Meeting, for the 10 year period following the Annual Meeting.

The following paragraphs summarize the principal features of the 2009 ESPP, as was adopted by the Company’s stockholders on May 13, 2009, and summarizes the amendments to the 2009 ESPP that will be implemented if the ESPP Amendment is approved. This summary is qualified in its entirety by references to the full text of the 2009 ESPP and the ESPP Amendment, which are attached hereto as Appendix A and Appendix B, respectively.

Description of the 2009 ESPP

The 2009 ESPP permits the Company to offer its Common Stock for purchase by eligible employees at a price equal to 85% of the lesser of (i) the fair market value of the Common Stock on the first day of the offering period or (ii) the fair market value of the Common Stock on the last day of the offering period. Currently, the Company makes six-month offerings beginning on September 1 and March 1 of each calendar year. The Company may make additional offerings each for a period not exceeding 27 months.

When the 2009 ESPP was adopted, 300,000 shares of Common Stock were reserved for issuance for the 10 year period following its adoption. As of March 1, 2018, 5,963 shares of Common Stock remained available for future issuance under the 2009 ESPP. If the ESPP Amendment is approved, there will be 300,000 additional shares of Common Stock available for issuance under the 2009 ESPP, plus the number of shares of Common Stock available for issuance under the 2009 ESPP as of immediately prior to the date of the Annual Meeting, for the 10 year period following the Annual Meeting.

Eligible employees may accumulate savings to purchase shares of Common Stock at the end of an offering period through payroll deductions over the course of such offering period. Purchases of shares of Common Stock under the 2009 ESPP may only be made with accumulated savings from payroll deductions, and an eligible employee cannot complete such purchases using other resources. The accumulated savings for an offering will be automatically applied at the end of the offering period to purchase as many shares of Common Stock as feasible, and the unused balance will be disbursed (without interest) to the employee.

The rate of an employee’s payroll deduction must be established before the offering, and the Company reserves the right to establish a minimum and maximum rate applicable to all eligible employees. An employee’s payroll deduction authorization for one offering will apply to successive offerings unless the employee changes such authorization. An employee may reduce (but not increase) his or her rate of payroll deductions during an offering or withdraw from an offering at any time. Upon withdrawal from any offering, the employee’s accumulated savings for such offering will be disbursed (without interest) to the employee.

The Board has approved the adoption of the 2009 ESPP by one or more subsidiaries of the Company. All employees who have been continuously employed by the Company or any participating subsidiary for at least six months and who regularly work more than 20 hours a week and more than five months a year are eligible to participate in the 2009 ESPP. Any individual who ceases to be employed by the Company or any participating subsidiary for any reason before the end of an offering will become ineligible to purchase shares of Common Stock under the 2009 ESPP. As of April 6, 2018, approximately 1,619 employees of the Company and its subsidiaries, are eligible to participate in the 2009 ESPP.

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In no event will the fair market value of all shares of Common Stock purchased by an employee under the 2009 ESPP exceed $25,000 with respect to any calendar year; provided, however, that the maximum number of shares of Common Stock that an employee may purchase in respect of a given offering period is 4,000 shares. Further, no employee will be permitted to complete the purchase of shares of Common Stock under the 2009 ESPP if, immediately after such purchase, the employee would own shares possessing at least five percent of the total combined voting power of the Company or any of its parent or subsidiary corporations.

The 2009 ESPP is intended to comply with section 423 of the Internal Revenue Code. The Board may amend or terminate the 2009 ESPP at any time; provided, however, that any increase in the number of shares of Common Stock reserved for issuance under the 2009 ESPP will be subject to stockholder approval.

Federal Income Tax Consequences Relating to the 2009 ESPP

The federal income tax consequences of an employee’s purchases under the 2009 ESPP will vary. The following discussion is only a summary of the general federal income tax rules applicable to the 2009 ESPP. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The 2009 ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the 2009 ESPP (or if he or she dies holding such shares), and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of at least one year after the shares were acquired under the 2009 ESPP and at least two years after the first day of the offering period to which the shares relate, or if the employee dies while holding the shares, the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”) or (b) the excess of the fair market value of the shares at the time the option was granted over the option price will be treated as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. No deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two-year or the one-year holding period described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the termination date, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

The Board unanimously recommends a vote FOR the Approval of the ESPP Amendment.

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Voting. The affirmative vote of the holders of a majority in voting power of shares entitled to vote present (virtually or by proxy) at the Annual Meeting is required to approve the ESPP Amendment.

New Plan Benefits

Awards Issued Under the 2009 ESPP

The following table shows the number of shares of Common Stock issued to our named executive officers, executive officers as a group, and non-executive officer employees as a group under the 2009 ESPP from its inception through April 6, 2018:

Name or Group Title	Shares Issued	Weighted Average Exercise Price
Charles Fabrikant	-	-
Bruce Weins	1,856	$40.31
Eric Fabrikant	-	-
William C. Long	1,205	$32.27
Matthew Cenac	-	-
John Gellert	1,501	$62.62
All current executive officers, as a group	3,061	$37.14
All non-executive officer employees, as a group	303,894	$55.78

Non-employee directors are not eligible to participate in the 2009 ESPP.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2017 regarding shares of the common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company’s equity compensation plans as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company’s stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by security holders	1,546,014	39.73	896,265
Equity compensation plans not approved by security holders	-	-	-

__________________

(1)

Includes 33,080 shares and 863,185 shares available for issuance in accordance with the Company’s 2009 Employee Stock Purchase Plan (“2009 ESPP”) and 2014 Share Incentive Plan, respectively. On February 28, 2018 the Company issued 27,117 shares from the 2009 ESPP upon the completion of its most recent offering period.

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Other Matters

Other Actions at the Annual Meeting

The Board does not intend to present any other matter at the Annual Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Annual Report

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2017 accompanies this Proxy Statement and should be read in conjunction herewith.

Stockholder Nomination of Directors

The By-Laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the “Nomination Procedure”). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has complied with the nomination procedures set forth in the By-laws and provided timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary of the Company at the Company’s principal executive offices not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting of stockholders (subject to certain exceptions), and the notice must contain (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be transacted, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and (iv) any material interest of such stockholder in such business; and (C) as to the stockholder giving the notice on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Company’s most recent stockholder lists, of the stockholder proposing such proposal, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or other proposal between or among such stockholder, any affiliate or associate, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Any stockholder who desires to propose any matter at an annual meeting of stockholders shall, in addition to the aforementioned requirements described in clauses (A) through (C), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Exchange Act, irrespective of whether the Company is then subject to such rule or said act. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure. Any reference in the By-laws to presence in person at an annual meeting of the stockholders shall mean, for purposes of the Annual Meeting, virtual presence at the webcast for the Annual Meeting.

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Although the By-Laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company’s stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

Stockholder Proposals for the 2019 Annual Meeting

Proposals that stockholders believe should be voted upon at the Company’s Annual Meeting may be eligible for inclusion in the Company’s Proxy Statement. In accordance with the provisions of Rule 14a-8 under the Exchange Act, Stockholder proposals for the 2019 Annual Meeting of Stockholders must be received by the Company on or before December 17, 2018, to be eligible for inclusion in the proxy statement and proxy card relating to the 2019 Annual Meeting of Stockholders, unless the Company determines to hold the meeting more than 30 days before or after the anniversary of the 2018 meeting. Under those circumstances, the Company will issue a public announcement as soon as it determines the meeting date and stockholder proposals will need to be submitted a reasonable time before the Company expects to print the proxy. Any such proposals should be sent via registered, certified or express mail to: Corporate Secretary, SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 3 of the By-Laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Corporate Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s Annual Meeting of Stockholders (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year). Accordingly, for the 2019 Annual Meeting, notice will have to be delivered or received by the Company no earlier than January 6, 2019, or later than February 5, 2019. If, however, the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

For the Board of Directors,

William C. Long

Executive Vice President

Chief Legal Officer and Corporate Secretary

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APPENDIX A – 2009 ESPP

SEACOR HOLDINGS INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

EFFECTIVE MARCH 11, 2009

ARTICLE I     PURPOSE AND DEFINITIONS

1.01     Purpose. The SEACOR HOLDINGS Inc. 2009 Employee Stock Purchase Plan, as amended from time to time (“Plan”), provides a convenient method of acquiring shares of stock of SEACOR HOLDINGS INC. (“Company”), if you are eligible to participate. The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended (“Code”), but is not intended to be subject to section 401(a) of the Code or the Employee Retirement Income Security Act of 1974.

1.02     Definitions. A term defined in the Plan shall have the meaning ascribed to it wherever it is used herein unless the context indicates otherwise.

ARTICLE II     PARTICIPATION

2.01     Adoption by Subsidiaries. The Company’s Board of Directors may, from time to time, authorize the adoption of the Plan by one or more subsidiary or parent corporations of the Company (including entities that become parents or subsidiaries of the Company after the adoption of the Plan) (“Participating Subsidiaries”).

2.02     Eligibility to Participate. You are eligible to participate in an Offering (as defined below) under the Plan if, as of the first day of such Offering, you are regularly scheduled to work more than twenty hours a week (as determined by reference to the Company’s employment records) and more than five months a year for the Company and its Participating Subsidiaries, and you have completed at least six months of employment with the Company and its Participating Subsidiaries.

2.03     Participation Agreement. Participation in the Plan is voluntary with respect to each Offering. To participate in an Offering, you must be eligible and must complete a written enrollment form provided by the Company (“Participation Agreement”) authorizing payroll deductions from your paycheck. Your Participation Agreement will remain in effect through each consecutive Offering unless you choose to revise or revoke it, or you become ineligible to participate in the Plan.

2.04     Termination of Your Participation. You may withdraw at any time from any Offering by written notice to the Committee (as defined below) in such form as it may require. Your participation will also end upon your ceasing to be employed by the Company or any Participating Subsidiary, or when you become ineligible to participate (including by reason of the Company or any Participating Subsidiary terminating its participation in the Plan).

2.05     Designation of Beneficiary. You shall, by written notice to the Committee, designate a person or persons to receive the value of your Account (as defined below) in the event of your death. You may, by written notice to the Committee during employment, alter or revoke such designation, subject always to any applicable law governing the designation of beneficiaries. Such written notice shall be in such form and shall be executed in such manner as the Committee may determine. If upon your death you have not designated a beneficiary under the Plan or such beneficiary does not survive you, the value of your Account shall be paid to your estate.

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ARTICLE III     CONTRIBUTIONS

3.01     Payroll Deductions. You may accumulate savings to purchase Shares (as defined below) in an Offering by authorizing payroll deductions pursuant to a Participation Agreement, subject to such minimum and maximum limits (expressed in dollars or as a percentage of wages) as the Committee may impose, which limits shall apply to all options under such Offering. Such savings shall be credited to your Account with respect to the Offering to which they relate. Payroll deductions for an Offering shall commence with the first paycheck you receive during such Offering and shall end with the last paycheck you receive during such Offering. Paychecks will be treated as having been received when they are sent out or otherwise distributed.

3.02     Change in Rate of Contributions. You may reduce (but not increase) your rate of payroll deduction during an Offering by written notice to the Committee in such form and manner as it requires. Such reduction shall be effective as of the first pay period thereafter by which the Company is able to process the change.

3.03     Possession of Contributions. All payroll deductions made pursuant to the Plan shall be held for your benefit and on your behalf by the Company or any custodian selected by the Committee. Such payroll deductions shall constitute your property notwithstanding that they may be commingled with the general assets of the Company or such custodian.

ARTICLE IV     OPTIONS TO ACQUIRE SHARES

4.01     Maximum Number of Shares. The number of shares of common stock of the Company (“Shares”) available for issuance under the Plan shall be 300,000 Shares with respect to the ten years following the adoption of the Plan. Any Shares that are not actually purchased under the Plan for any reason shall remain available for purchase hereunder.

4.02     Offerings. The Company will offer Shares for purchase under the Plan (“Offering”) for six-month periods beginning on September 1 and March 1 of each calendar year, commencing on September 1, 2009. The Company may make additional Offerings for different periods, provided that no Offering shall extend for more than 27 months. Subject to the provisions of Section 423 of the Code and the regulations promulgated thereto, provisions applying to one option under an Offering shall apply to all other options under such Offering in the same manner.

4.03     Options. Each Offering shall constitute an option to purchase Shares (which may include fractional shares) at a price per Share equal to 85% of the lesser of (i) the fair market value of a Share on the first day of such Offering or (ii) the fair market value of a Share on the last day of such Offering. The fair market value of a Share on any date shall be its closing price reported by the principal stock exchange on which Shares are traded for such date or for the next earliest date on which Shares were traded.

4.04     Individual Limit on Options. No right to purchase Shares under the Plan shall provide an employee the right to purchase Shares under all employee stock purchase plans of the Company and its Subsidiaries in any calendar year which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted); provided, however, that the maximum number of shares that a Participant may purchase for any given Offering is 4,000 shares.

4.05     Purchase of Shares. Subject to Section 10.04, unless you have withdrawn or become ineligible prior to the end of an Offering, your accumulated savings shall be automatically applied on the last day of the Offering to purchase Shares (which may include fractional shares) to the extent feasible in accordance with the Offering. Such purchase shall be treated as the exercise of an option represented by the Offering. Any amount remaining in your Account after such purchase shall be disbursed, without interest, to you; provided, however, that you may carry forward amounts representing a fractional share that were withheld but not applied toward the purchase of stock under an earlier Offering and apply such amounts toward the purchase of additional stock under a subsequent Offering. You are not entitled or permitted to make cash payments in lieu of payroll deductions to acquire Shares in an Offering. In no event shall any Shares be purchased pursuant to an Offering more than 27 months after the commencement of the Offering.

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4.06     Source of Shares. Shares may be purchased directly from the Company or by the Broker (as defined below) pursuant to directions from the Committee. If the Broker acquires Shares pursuant to an open market transaction, such purchase shall be made at the market price prevailing on the applicable exchange.

4.07     Restriction on 5% Owners. No employee shall be permitted to purchase Shares under the Plan if, immediately after such purchase, such employee would possess stock having 5% or more of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, determined by applying the stock ownership rules of section 424(d) of the Code.

4.08     Prohibition against Assignment. Your right to purchase Shares under the Plan are exercisable only by you and may not be sold, pledged, assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, surrender or transfer such rights shall be void and shall automatically cause any purchase rights held by you to be terminated. In such event, the Committee may refund in cash, without interest, all contributions credited to your Account.

ARTICLE V     ACCOUNTS

5.01     Establishment of Accounts. The Committee shall cause to be maintained a separate account for each Participant (“Account”) to record the amount of payroll deductions with respect to each Offering, and the purchase price for and the number of Shares, credited to such Participant. No interest or other earnings shall be credited to any contributions under the Plan.

5.02     Custody of Shares. The Committee shall select a broker (“Broker”) which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent instructions to the contrary from a Participant, certificates for Shares purchased will not be issued by the Broker to a Participant.

5.03     Voting of Shares. You shall direct the Broker as to how to vote the full Shares credited to your Account.

ARTICLE VI     DISBURSEMENTS FROM ACCOUNT

6.01     Withdrawal of Contributions. Upon your withdrawal from any Offering, all or any designated portion of the contributions credited to your Account with respect to such Offering shall be disbursed, without interest, to you.

6.02     Withdrawal of Shares. You may at any time withdraw all or any number of Shares credited to your Account under the Plan by directing the Broker to cause your Shares to be (i) issued as certificates in your name, (ii) transferred to another brokerage account of yours or (iii) sold and the net proceeds (less applicable commissions and other charges) distributed in cash to you.

6.03     Distribution. Upon Termination. Upon termination of your participation in the Plan as a whole prior to the expiration of all Offerings thereunder, all contributions and Shares credited to your Account shall be disbursed to and as directed by you in accordance with the Plan. All contributions credited to your Account that have not been applied to the purchase of Shares shall be returned to you without interest, unless such termination coincides with the expiration of an Offering and Shares are purchased accordingly. Shares credited to your Account shall, in accordance with instructions to the Broker from you and at your expense, be distributed in the same manner as permitted upon any withdrawal.

6.04     Failure to Provide Directions. If within ninety (90) days after you have withdrawn from the Plan you have not notified the Broker of your instructions as set forth herein, the Committee shall direct the Broker to issue Shares in your name and deliver the same to you at your last known address.

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6.05     Sale of Shares. If you elect to receive the proceeds from the sale of your Shares, the amount payable shall be determined by the Broker based upon the proceeds of the sale of your Shares at the market price prevailing on the New York Stock Exchange, less any applicable commissions, fees and charges. The Broker, acting on your behalf, shall take such action as soon as practicable, but in no event later than five (5) business days after receipt of notification from you. The Company assumes no responsibility in connection with such transactions, and all commissions, fees or other charges arising in connection therewith shall be borne directly by you. The amount thus determined shall be paid in a lump sum to you.

ARTICLE VII     ADMINISTRATION AND EXPENSES

7.01     Administration by Committee. The Plan shall be administered by a Committee, which shall consist of such members as determined by the Company (the Committee”). The Committee shall interpret and apply the provisions of the Plan in its good faith discretion, and the Committee’s decision is final and binding. The Committee may establish rules for the administration of the Plan; provided, however, that any such rules established shall be in compliance with Section 423 of the Code and the regulations promulgated thereto, including, without limitation, the Equal Rights and Privileges provision of §1.423-2(f).

7.02     Expenses for Purchase of Shares. The Company shall pay brokerage commissions, fees and other charges, if any, incurred for purchases of Shares with payroll deductions made under the Plan.

7.03     Expenses to Sell or Transfer Shares. All brokerage commissions, fees or other charges in connection with any sale or other transfer of your Shares shall be paid by you. In addition, any charges by the Broker in connection with your request to have certificates representing Shares registered in your name shall be paid by you.

7.04     Post-Termination Expenses. Upon your termination of employment or your withdrawal from the Plan for any other reason, all commissions, fees and other charges thereafter relating to your Account will be your responsibility.

ARTICLE VIII     MERGERS AND OTHER SHARE ADJUSTMENTS

8.01     Mergers or Other Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding options under the Plan shall be subject to the agreement of merger or consolidation. Such agreement, without the consent of any Participant, may provide for:

(a)     the continuation of such outstanding options by the Company (if the Company is the surviving corporation);

(b)     the assumption of the Plan and such outstanding options by the surviving corporation or its parent;

(c)     the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options, including the substitution of shares of common stock of the surviving corporation with such appropriate adjustments so as not to enlarge or diminish the rights of Participants; or

(d)     the cancelation of such outstanding Options without payment of any consideration other than the return of contributions credited to Participants’ Accounts, without interest.

8.02     Adjustments to Shares or Options. In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the fair market value of the Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments so as not to enlarge or diminish the rights of Participants, in one or more of (i) the number of Shares available for purchase under the Plan, (ii) the number of Shares subject to purchase under outstanding options or (iii) the purchase price per Share under each outstanding option.

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Notwithstanding any other provision of the Plan, if the Shares cease to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participant’s Account not theretofore invested may be refunded to the Participant, and such Participant shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the fair market value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participant would have been able to purchase with the balance of his or her Account on such Triggering Event if such Triggering Event were the last day of the Offering Period may be paid to the Participant, and such Participant shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

ARTICLE IX     AMENDMENT AND TERMINATION

9.01     Board of Directors May Amend or Terminate. Subject to Section 423 of the Code and the regulations promulgated thereto, the Board of Directors of the Company may at any time terminate or amend the Plan in any respect, including, but not limited to, terminating the Plan prior to the end of an Offering Period or reducing the term of an Offering Period; provided, however, that the number of Shares subject to purchase under the Plan shall not be increased without approval of the Company’s shareholders.

9.02     Termination. The Plan and all rights of Participants to purchase any Shares hereunder shall terminate at the earlier of the conclusion of the last Offering Period authorized herein, or as otherwise determined by and at the discretion of the Company.

9.03     Issuance of Shares and Cash Refund upon Termination of Plan or End of Offering Period. Upon termination of the Plan at the end of an Offering Period, Shares shall be issued to Participants, and cash, if any, remaining in the Accounts of the Participants, shall be refunded to them, as if the Plan were terminated at the end of an Offering Period. Upon termination of the Plan prior to the end of an Offering Period, all amounts not previously applied to the purchase of Shares shall be distributed to you.

9.04     Approval by Broker. No amendments to the Plan which affects the responsibilities or duties of the Broker shall be effective without the agreement and approval of the Broker.

ARTICLE X     MISCELLANEOUS

10.01     Joint Ownership. Shares shall be registered in the name of the Participant, only.

10.02     No Employment Rights. The Plan shall not be deemed to constitute a contract of employment between the Company and you, nor shall it interfere with the right of the Company to terminate you and treat you without regard to the effect which such treatment might have upon you under the Plan.

10.03     Tax Withholding. The Company shall withhold from amounts to be paid to you as wages, any applicable Federal, state or local withholding or other taxes which it is from time to time required by law to withhold.

10.04     Compliance with Laws. The Company, in its discretion, may extend the period during which Participants in any Offering may withdraw from participation in such Offering, postpone the date of the purchase and sale of Shares pursuant to any Offering or direct the Broker to delay the issuance of any certificate representing Shares in the name of any person or the delivery of Shares to any person if the Company determines that the taking of such action is necessary or desirable to comply with any applicable federal or state laws or the listing or other requirements of any national securities exchange or to obtain the consent or approval of any governmental regulatory body or self-regulatory organization as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such registration, qualification, listing, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

10.05     Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York and without regard to the conflict of laws principles of such state.

2018 Proxy Statement	63

AMENDMENT NO. 2 TO SEACOR HOLDINGS INC.
2009 EMPLOYEE STOCK PURCHASE PLAN
(Approved by the Board of Directors on February 22, 2018)

1.     Section 4.01 is amended to read in its entirety as follows:

Maximum Number of Shares. With respect to the ten year period following the Plan Amendment Date, the number of shares of common stock of the Company (“Shares”) available for issuance under the Plan shall not exceed the sum of (i) 300,000, plus (ii) the number of Shares remaining available for issuance under the Plan as of immediately prior to the Plan Amendment Date. Any Shares that are not actually purchased under the Plan for any reason shall remain available for purchase hereunder.

2.     Section 2.02 is amended to read in its entirety as follows:

Eligibility to Participate. You are eligible to participate in an Offering (as defined below) under the Plan only if, as of the first day of such Offering, you are an employee of the Company and its Participating Subsidiaries regularly scheduled to work more than twenty hours a week (as determined by reference to the Company’s employment records) and more than five months a year for the Company and its Participating Subsidiaries, and you have completed at least six months of employment with the Company and its Participating Subsidiaries.

3.     A new Section 10.06 is added as follows:

Plan Amendment Date. The Plan Amendment Date shall mean the date on which the shareholders of the Company approve Amendment No. 2 to the Plan.

This Amendment No. 2 shall become effective upon its approval by the Company’s shareholders within 12 months following the date hereof and, in the event such shareholder approval is not obtained, this Amendment No. 2 shall be null and void. Except as specifically amended by this Amendment No. 2, the Plan shall remain in full force and effect in accordance with its terms.

64	2018 Proxy Statement

Important Voting Information

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the selection of Grant Thornton LLP as auditors for 2018), unless you provide specific instructions by completing and returning the Voting Instruction. For your vote to be counted, you now must communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card or Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our Company’s future.

More Information is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at InvestorRelations@ckor.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 5, 2018
This proxy statement and the 2017 Annual Report are available at
www.seacorholdingsinvestors.com.

2018 Proxy Statement	65

SEACOR Holdings Inc.

ATTN: MOLLY HOTTINGER
2200 ELLER DRIVE
P.O. BOX 13038
FORT LAUDERDALE, FL 33316

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.ckh.onlineshareholdermeeting.com**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E45847-P07907

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SEACOR HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charles Fabrikant
02) David R. Berz
03) Pierre de Demandolx
04) Oivind Lorentzen
05) Christopher Papouras
06) David M. Schizer

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E45848-P07907

SEACOR HOLDINGS INC.
Annual Meeting of Stockholders
June 5, 2018 9:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholders(s) hereby appoint(s) William C. Long and Bruce Weins, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of SEACOR HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 5, 2018, at www.ckh.onlineshareholdermeeting.com, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side